UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )
___________________________________

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Ichor Holdings, Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

A Message from Our CEO
To Our Shareholders:
Please join us at our 2024 Annual General Meeting (the “Annual Meeting”) on May 15, 2024, at 9:00 a.m. Pacific Time. The Annual Meeting will be held virtually at virtualshareholdermeeting.com/ICHR2024 and at our corporate headquarters located at 3185 Laurelview Ct., Fremont, California 94538.
We have elected to deliver our proxy materials to shareholders over the internet and will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our Annual Meeting and our 2023 annual report. This notice also provides instructions on how to vote by telephone or through the internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement.
Your vote is important. Please take the time to carefully read each of the proposals described in the Proxy Statement and cast your vote by following the instructions in the Proxy Statement. Your vote will mean that you are represented at the Annual Meeting, regardless of whether you attend in person or virtually.
Thank you for your support of Ichor Holdings, Ltd.
Sincerely,
Jeffrey Andreson
Chief Executive Officer
April 4, 2024

Notice of Annual General Meeting
To Be Held on May 15, 2024
To Our Shareholders:
You are cordially invited to attend the 2024 Annual General Meeting (the “Annual Meeting”) of Ichor Holdings, Ltd. (the “Company,” “we,” “us” or “our”). Please see below for the meeting logistics and business matters to be addressed at the Annual Meeting.
Meeting Logistics

Date	Time	Location

Wednesday, May 15, 2024	9:00 a.m. Pacific Time	Virtual: virtualshareholdermeeting.com/ICHR2024 In-Person: 3185 Laurelview Ct. Fremont, CA 94538
Items of Business
▪To elect the seven directors standing for re-election and named in the Proxy Statement;
▪To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (“say-on-pay”);
▪To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2024; and
▪To address any other business properly brought before the Annual Meeting.
Important Meeting Information
Our Board of Directors (the “Board”) has declared the close of business on March 18, 2024 as the record date for the Annual Meeting (the “Record Date”). Only shareholders as of the Record Date are entitled to receive notice of and vote at the Annual Meeting.
To participate in the Annual Meeting virtually, please refer to the paragraph entitled, “What must I do if I want to attend the Annual Meeting virtually?” within the General Information section of this Proxy Statement. If you intend to attend the Annual Meeting, we strongly urge that you attend the Annual Meeting virtually.

Notice of Annual General Meeting (continued)
Your Vote is Important
We encourage you to carefully read the accompanying Proxy Statement and submit your proxy or voting instructions as soon as possible. For detailed information regarding voting instructions, please see the sections on voting shares beginning on page 2 of the accompanying Proxy Statement. We appreciate your continued support.
Important Notice Regarding the Proxy Materials for the Annual Meeting to be Held on May 15, 2024
This notice for the Annual Meeting, the Proxy Statement, and our 2023 Annual Report are available online at ir.ichorsystems.com and proxyvote.com. The Proxy Statement is first being made available to our shareholders of record on or about April 4, 2024.
By Order of the Board,
Jeffrey Andreson
Chief Executive Officer
Fremont, California
April 4, 2024

Proxy Statement

General Information
Why am I receiving these materials?
The Board is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting virtually and are entitled to vote on the proposals outlined in this Proxy Statement.
When and where is the Annual Meeting?
We will hold the Annual Meeting on May 15, 2024 at 9:00 a.m., Pacific Time, virtually at virtualshareholdermeeting.com/ICHR2024 and in person at our corporate headquarters at 3185 Laurelview Ct., Fremont, California 94538, in accordance with Cayman law. If you intend to attend the Annual Meeting, we strongly urge that you attend the Annual Meeting virtually.
What must I do if I want to attend the Annual Meeting virtually?
Visit the virtual meeting website at virtualshareholdermeeting.com/ICHR2024 and enter your 16-digit control number located on your proxy card or voting instruction form. Online check-in will begin at approximately 8:30 a.m. Pacific Time on May 15, 2024. If you experience any technical difficulties or have trouble accessing the virtual meeting, please review the instructions on the virtual meeting website or call the phone numbers listed on the virtual meeting website for assistance.
What must I do if I want to attend the Annual Meeting in person?
Attendance at the Annual Meeting is limited to individuals who were shareholders as of the Record Date. Registration and seating will begin on May 15, 2024 at 8:45 a.m. Pacific Time. Each shareholder who wishes to attend the Annual Meeting in person will be asked to present proof of identification, such as a driver’s license or passport, and a proxy card, prior to admission to the Annual Meeting. If you are a beneficial owner of shares held in street name, you will need to bring proof of share ownership as of the Record Date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.
Who can vote their shares and attend the Annual Meeting?
Shareholders as of the Record Date, March 18, 2024, are entitled to vote their shares and attend the Annual Meeting.
How many votes do I have?
You have and may cast one vote for each ordinary share that you owned at the close of business on the Record Date. As of the Record Date, we had 37,404,285 ordinary shares issued and 32,966,846 ordinary shares outstanding.

What am I being asked to vote on at the Annual Meeting?
We are asking our shareholders to consider the following proposals:
▪To elect the seven directors standing for re-election and named in this Proxy Statement;
▪To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (“say-on-pay”);
▪To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2024; and
▪To address any other business properly brought before the Annual Meeting.
How does the Board recommend I vote on these proposals?
The Board recommends a vote:
▪“FOR” the election of the seven directors standing for reelection and named in this Proxy Statement;
▪“FOR” the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers; and
▪“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2024.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner?”
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name (“street name shareholder”). Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded proxy materials for the Annual Meeting to you. As the street name shareholder, you have the right to direct your broker or nominee on how to vote your shares. Street name shareholders are also invited to attend the Annual Meeting. However, since a street name shareholder is not the shareholder of record, you may not vote your ordinary shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
If your shares are registered directly in your name with Broadridge, you are considered the “shareholder of record” with respect to those shares. We have sent the proxy materials for the Annual Meeting directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. Throughout this Proxy Statement, we refer to shareholders who hold their shares directly with Broadridge as “shareholders of record.”
As of the Record Date, all ordinary shares were held in street name.
What is a proxy?
A proxy is your legal designation of another person to vote the ordinary shares you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Jeffrey Andreson, our Chief Executive Officer, and Greg Swyt, our Chief Financial Officer, as proxies for the Annual Meeting to cast your vote.
How do I vote my shares?
As a street name shareholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name shareholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name shareholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

Can I change my vote or revoke my proxy?
Yes. If you are a street name shareholder, your broker, bank or other nominee can provide instructions on how to change your vote or revoke your proxy.
What is a quorum?
A quorum of shareholders is necessary to hold a valid meeting. The presence in person or virtually or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, of the shareholders holding in aggregate not less than a simple majority of our issued and outstanding ordinary shares constitutes a quorum.
Your ordinary shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will not count as votes for purposes of the voting threshold of each proposal. If there is no quorum present within half an hour of the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day, time and place as the Board may determine.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding our ordinary shares in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the other proposals, which are “non-routine” matters, absent direction from you. In the case of non-routine matters, the shares for which your brokerage firm or other intermediary receives no instruction from you will be treated as “broker non-votes.” Broker non-votes are shares that are held in street name by a brokerage firm or other intermediary that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The ratification of the appointment of our independent registered public accounting firm is a routine matter under these rules, and, accordingly, your brokerage firm or other intermediary will be able to vote your shares on that proposal even if you do not provide instructions on how to do so. The election of directors and say-on-pay are “non-routine” items. Thus, if you hold your shares in street name and you do not instruct your broker or other intermediary on how to vote on the election of directors or say-on-pay, your shares may constitute broker non-votes with respect to such proposals and no votes will be cast on your behalf with respect to such proposals.
What vote is required to approve each proposal?
The election of directors, say-on-pay, and the ratification of the appointment of our independent registered public accounting firm each require the affirmative vote of a majority of the votes cast at the meeting and entitled to vote on such proposals. A properly executed proxy marked “abstain” with respect to the election of directors, say-on-pay, and ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions are not considered votes cast and will not have any effect on the election of directors, say-on-pay, or the ratification of the appointment of our independent registered public accounting firm. Broker non-votes will not affect the required vote with respect to the election of directors and say-on-pay (and will not affect the attainment of a quorum since the broker has discretion to vote on the ratification of the appointment of our independent registered public accounting firm and these votes will be counted toward establishing a quorum).
Who will count the vote?
A representative of Broadridge will tabulate the votes and act as the inspector of election.

Is my vote confidential?
Yes. We encourage shareholder participation in corporate governance by ensuring the confidentiality of shareholder votes. We have designated Broadridge, our independent transfer agent and registrar, to receive and tabulate shareholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to us or any of our officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of your vote is expressly requested by you or (iii) where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to us from time to time and publicly announced at the Annual Meeting and in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.
Where can I find the voting results?
We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.
Who pays for proxy solicitation?
We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our ordinary shares. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

Corporate Governance

Proposal 1: Election of Directors
The Board is currently comprised of ten members. At our annual general meeting held on May 24, 2022, our shareholders voted to approve an amendment to our Memorandum and Articles of Association (“Memorandum and Articles”) that provides for the phased-in declassification of our Board and the annual election of all directors. Specifically, our Memorandum and Articles, as amended, provide that the nominees standing for election at the Annual Meeting will stand for election for a one-year term, and beginning with our annual general meeting to be held in 2025, and at each annual general meeting thereafter, our entire Board will stand for election for a one-year term and there will no longer be any designation by classes.
At the Annual Meeting, seven directors will be elected to serve until our annual general meeting to be held in 2025 or until their successors are duly elected and qualified or until their earlier death, resignation, or removal. The Board, based upon the recommendation of the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”), has nominated Thomas Rohrs, Jeffrey Andreson, Iain MacKenzie, Laura Black, John Kispert, Jorge Titinger, and Yuval Wasserman.
A majority of all votes cast at the Annual Meeting at which a quorum is present in person or by proxy is required for the election of directors.
If you are a shareholder of record and you vote by telephone or over the Internet or sign your proxy card but do not give instructions with respect to the election of directors, your shares will be voted “FOR” the re-election of Thomas Rohrs, Jeffrey Andreson, Iain MacKenzie, Laura Black, John Kispert, Jorge Titinger, and Yuval Wasserman. If you are a street name shareholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
We expect that Thomas Rohrs, Jeffrey Andreson, Iain MacKenzie, Laura Black, John Kispert, Jorge Titinger, and Yuval Wasserman will accept such nominations; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board.

The Board recommends a vote FOR the election of the nominees for director.

Our Board of Directors
Our Board consists of ten members. At our annual general meeting held on May 24, 2022, our shareholders voted to approve an amendment to our Memorandum and Articles that provides for the phased-in declassification of our Board and the annual election of all directors. Beginning with our annual general meeting to be held in 2025, and at each annual general meeting thereafter, our entire Board will stand for election for a one-year term
At the Annual Meeting, shareholders will elect seven nominees for director, each to serve a one-year term until the 2025 annual meeting or until their successors are duly elected and qualified or until their earlier death, resignation, or removal.
The names of our directors, and certain information about them, including their age and committee assignments are as follows:

				Committee Memberships
Name	Class	Age	Director Since	Audit	Human Capital	Nominating & Corporate Governance
Nominee Directors:
Thomas Rohrs Chairman		73	2012
Jeffrey Andreson Chief Executive Officer		62	2020
Iain MacKenzie Lead Independent Director		65	2015		C
Laura Black		62	2019	M		C
John Kispert		60	2018	C		M
Jorge Titinger		62	2022			M
Yuval Wasserman		69	2021		M	M
Continuing Directors:
Wendy Arienzo	3	69	2020		M	M
Marc Haugen	3	58	2017	M	M
Sarah O'Dowd	3	74	2020	M	M
C = Committee chair
M = Committee member
Board Highlights
The Nominating and Corporate Governance Committee regularly reviews the overall composition of the Board and its committees to assess whether it reflects the appropriate mix of skills, diversity, experience, backgrounds, and qualifications that are relevant to our current and future success.
Independence

5.5 Year Average Tenure

20%	50%	30%

0-3 Years	3-6 Years	6+ Years

Tenure

Gender

Director Qualifications, Expertise, and Capabilities
Our Nominating and Corporate Governance Committee is responsible for reviewing, evaluating, and nominating individuals for election to our Board. The committee’s responsibility for identifying and recommending persons to join the Board follows the principle that the composition of the Board should reflect a diversity of thought, backgrounds, skills, experiences, and expertise that are appropriate to our current and future state of affairs.
The table below summarizes the key qualifications, expertise, and capabilities most relevant to the decision to nominate candidates to serve on the Board. The absence of a mark does not necessarily mean the director does not possess that qualification, expertise, or capability.

Qualifications, Expertise & Capabilities		Number of Ichor Directors
Leadership and Executive Experience	Oversaw the execution of important strategic, operational, and policy issues while serving in an executive or senior leadership role at a public company. Previous board experience at a public company.	10

Global Business Perspective	Experience cultivating and sustaining business relationships internationally and overseeing multinational operations. Breadth of experience, including geographic/regional experience (e.g., head of company in region or large country).	8

Semiconductor Manufacturing Industry & Process Knowledge	Significant knowledge of our industry, technology, and products. First-hand knowledge of customer base.	9

Supply Chain Knowledge	Significant knowledge and understanding of semiconductor supply chain operations and dynamics.	9

Institutional Knowledge	Significant knowledge of our business strategy, operations, key performance indicators and competitive environment.	10

Other Industry Knowledge	Significant knowledge of other relevant industries, technologies and products.	8

Board Diversity	Representation of gender and/or ethnic diversity.	4

Human Capital Management	Experience recruiting, managing, developing and optimizing a company’s human resources to maximize its business value.	9

Financial, Audit	Knowledge of capital markets, financing operations, complex financial management and accounting and financial reporting processes.	9

Cybersecurity, Privacy, Risk	Experience managing cybersecurity and information security risks; understanding of cybersecurity threat landscape; knowledge of emerging privacy risks.	5

Strategic Transactions, M&A	A history of leading growth through acquisitions, other business combinations and strategic partnership transactions. Acquisition integration experience.	9

Sales and Marketing	Experience in sales and channel management, marketing or public relations.	5

Technology, R&D	Significant experience in R&D and/or new product development. A significant background working in technology, resulting in knowledge of how to anticipate technological trends, generate disruptive innovation and extend or create new business models. An engineering background and/or previous leadership at a technology company.	8

Board Diversity Matrix
The table below provides certain self-reported information regarding the diversity of our Board as of the Record Date. Each of the categories listed in the table below has the meaning as it is used in NASDAQ Rule 5605(f). To see our Board diversity matrix as of March 22, 2023, see our proxy statement filed with the SEC on April 5, 2023.

Board Diversity Matrix as of March 18, 2024

Total number of Directors	10
	Female	Male
Part I: Gender Identity
Directors	3	7

Part II: Demographic Background
Hispanic or Latinx	0	1
White	3	6
Continuing Directors

Dr. Wendy Arienzo	Qualifications, Expertise & Capabilities
Independent Director Age: 69 Director Since: 2020 Tenure: 4.1 years Committees: Nominating and Corporate Governance Committee (member) Human Capital Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Board Diversity	✓
	Human Capital Management	✓
Financial, Audit
Cybersecurity, Privacy, Risk
Strategic Transactions, M&A
Sales and Marketing
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Fujifilm Dimatix FUJIY
A supplier of drop-on-demand inkjet printheads for industrial applications
2013 - 2021 VP of Operations

Array Power
2010 - 2013 CEO

Solar Energy Consortium
2009 - 2010 Executive VP of R&D

NXP Semiconductors NXPI
2006 - 2009 VP, Manufacturing Services

Philips Semiconductors &
(became NXP in 2006)
2004 - 2006 VP and General Manager
Power Integrations POWI 2017 - current Array Power 2010 - 2013
Stanford University
Ph.D. Materials Science Engineering

UCLA Anderson School of Management
Certificate in Corporate Governance

Stanford AeA Institute
Executive Management Program

Brown University
M.S. Materials Science Engineering

B.S. Materials Science Engineering

Dr. Wendy Arienzo is qualified to serve as a member of the Board, Nominating and Corporate Governance Committee and Human Capital Committee because of her extensive business background and technological expertise gained from serving in many senior leadership and operational executive positions within the technology sector.

Continuing Directors (continued)

Marc Haugen	Qualifications, Expertise & Capabilities
Independent Director Age: 58 Director Since: 2017 Tenure: 6.7 years Committees: Audit Committee (member) Human Capital Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
Board Diversity
	Human Capital Management	✓
	Financial, Audit	✓
Cybersecurity, Privacy, Risk
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Fralock Holdings
An engineered specialty materials solutions company and portfolio company of Arsenal Capital Partners
2020 - current CEO

Kateeva, Inc.
A leading provider of OLED mass-production equipment solutions
2018 - 2020 COO

Following Seas Ventures LLC
2017 - current Founder

Cepheid Inc. CPHD
(acquired by the Danaher Corporation)
2016 - 2017 Executive VP, Engineering & Operations

Applied Materials, Inc. AMAT
2013 - 2016 Group VP, Worldwide Operations & Supply Chain

Lam Research Corporation LRCX
2011 - 2013 VP, Corporate Operations
1998 - 2011 Multiple positions, including VP

U.S. Navy
1987 - 1991 Officer, surface combatant ships
University of California Los Angeles M.B.A. National University of Singapore M.B.A. University of Southern California B.S. Industrial & Systems Engineering

Marc Haugen is qualified to serve as a member of the Board, Audit Committee and Human Capital Committee because of his extensive business and financial background and his multi-year service in management positions at international technology companies.

Continuing Directors (continued)

Sarah O’Dowd	Qualifications, Expertise & Capabilities
Independent Director Age: 74 Director Since: 2020 Tenure: 3.9 years Committees: Audit Committee (member) Human Capital Committee (member)	Leadership and Executive Experience	✓
Global Business Perspective
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
Other Industry Knowledge
	Board Diversity	✓
	Human Capital Management	✓
	Financial, Audit	✓
Cybersecurity, Privacy, Risk
	Strategic Transactions, M&A	✓
Sales and Marketing
Technology, R&D

Career Highlights	Board Membership Highlights	Education Highlights
Lam Research Corporation LRCX
2008 - 2020 (retired) Sr. VP, Chief Legal Officer and Secretary
2009 - 2012 VP of Human Resources
A global supplier of innovative wafer fabrication equipment and services to the semiconductor industry.

Directors Roundtable
2019 Recipient Global Honor Award for general counsels and their law departments

FibroGen, Inc. FGEN
2007 - 2008 VP and General Counsel

Heller Ehrman LLP
Advisor to numerous boards, board committees, and CEO’s; Founded Silicon Valley and San Diego offices; Global business practice group chair , spanning 7 offices and over 250 attorneys
1978 - 2007
	Protagonist Therapeutics PTGX 2020 - current	Stanford Law School J.D. Stanford University M.A. Communications Immaculata College A.B. in Mathematics

Sarah O’Dowd is qualified to serve as a member of the Board, Human Capital Committee and Audit Committee given her broad legal experience at multi-national businesses, her understanding of the semiconductor equipment market, and her prior experience in managing the human resource function of a large multi-national company.

Nominee Directors

Thomas Rohrs	Qualifications, Expertise & Capabilities
Chairman Age: 73 Director Since: 2012 Tenure: 12.2 years Committees: none	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
Board Diversity
	Human Capital Management	✓
	Financial, Audit	✓
Cybersecurity, Privacy, Risk
	Strategic Transactions, M&A	✓
Sales and Marketing
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Ichor Holdings, Ltd. ICHR
2014 - 2020 CEO

Skyline Solar
2010 - 2012 CEO and Chairman

Electroglas EGLS
(acquired by FormFactor in 2009)
2006 - 2009 CEO and Chairman

Applied Materials AMAT
1997 - 2002 Sr. VP, Global Operations and
Executive Committee

Silicon Graphics SGI
1992 - 1997 VP of Worldwide Operations

Advanced Energy AEIS
2006 - May 2022

Intevac, Inc. IVAC
2010 - May 2022

Quanergy Systems QNGY
2020 - current

Magma Design Automation LAVA
2003 - 2012

Ultra Clean Technology UCTT
2003 - 2009

Electroglas EGLS
2004 - 2009
Harvard Business M.B.A. University of Notre Dame B.S. Mechanical Engineering

Thomas Rohrs is qualified to serve as a member and Chairman of the Board because of his extensive experience in the technology sector, including significant chief executive officer experience at technology companies, and his strategic insight into Ichor, gained from his role as Chief Executive Officer through January 2020.

Nominee Directors (continued)

Jeffrey Andreson	Qualifications, Expertise & Capabilities
Chief Executive Officer and Director Age: 62 Director Since: 2020 Board Tenure: 4.1 years Company Tenure: 5.3 years Committees: none	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
Board Diversity
	Human Capital Management	✓
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
Sales and Marketing
Technology, R&D

Career Highlights	Board Membership Highlights	Education Highlights
Ichor Holdings, Ltd. ICHR
Jan 2020 - current CEO
2019 - 2020 President
2017 - 2019 CFO

Nanometrics Incorporated NANO
(merged and became ONTO in 2019)
2014 - 2017 CFO

Intevac, Inc. IVAC
2007 - 2014 CFO

Applied Materials, Inc. AMAT
1995 - 2007 Various Controllership positions
	Ultra Clean Technology UCTT 2017 - 2017	Santa Clara University M.B.A. San Jose State University B.S. Finance

Jeffrey Andreson is qualified to serve as a member of the Board because of his extensive experience in the technology sector, significant executive leadership experience, and his strategic insight into Ichor, gained from his prior roles as Chief Financial Officer and President, and his current role as Chief Executive Officer.

Nominee Directors (continued)

Iain MacKenzie	Qualifications, Expertise & Capabilities
Lead Independent Director Age: 65 Director Since: 2015 Tenure: 8.5 years Committees: Human Capital Committee (chair)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
Other Industry Knowledge
Board Diversity
	Human Capital Management	✓
	Financial, Audit	✓
Cybersecurity, Privacy, Risk
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
SMART Global Holdings SGH
(Previously SMART Worldwide Holdings through 2011)
2005 - 2018 (retired) President & CEO
2002 - 2005 President

SMART Modular
(became SGH in 2011)
1998 - 2002 VP, Worldwide Operations

SMART Modular Technologies (Europe) Ltd.
1997 - 1998 General Manager
	SMART Global Holdings SGH (Previously SMART Worldwide Holdings through 2011) 2004 - 2019 (retired) Director	Kirkcaldy College of Technology, Fife University, Scotland Higher National Diploma, Mechanical and Production Engineering Ordinary National Diploma in Electrical/Electronics Engineering

Iain MacKenzie is qualified to serve as a member of the Board, as the Lead Independent Director of our Board, and as chair of the Human Capital Committee because of his extensive executive leadership experience, technical expertise, and significant experience in operations, engineering and sales in the technology sector, as well as his robust business and financial background and multi-year service as the chief executive officer of an international technology company.

Nominee Directors (continued)

Laura Black	Qualifications, Expertise & Capabilities
Independent Director Age: 62 Director Since: 2019 Tenure: 5.1 years Committees: Nominating and Corporate Governance Committee (chair) Audit Committee (member)	Leadership and Executive Experience	✓
Global Business Perspective
Semiconductor Manufacturing Industry & Process Knowledge
Supply Chain Knowledge
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Board Diversity	✓
Human Capital Management
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
Sales and Marketing
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Needham & Company, A full service investment banking firm 1999 - current Managing Director Black & Company 1995 - 1999 Managing Director, Corporate Finance TRW ESL 1983 - 1992 Electrical Engineer	Viavi Solutions Inc. VIAV 2018 - present Super Micro Computer SMCI 2012 - 2019 TRW Avionics & Surveillance Group 1993 - 1995 Director M&A	Stanford University M.S. Management Santa Clara University M.S. Electrical Engineering University of California at Davis B.S. Electrical Engineering

Laura Black is qualified to serve as a member of the Board, chair of the Nominating and Corporate Governance Committee and member of the Audit Committee because of her extensive business and financial background and her multi-year service in senior investment banking positions. As an investment banker, she has advised numerous technology companies on mergers, acquisitions, IPOs and other equity financings, and focuses primarily on software, IT infrastructure and industrial technology.

Nominee Directors (continued)

John Kispert	Qualifications, Expertise & Capabilities
Independent Director Age: 60 Director Since: 2018 Tenure: 5.4 years Committees: Audit Committee (chair) Nominating and Corporate Governance Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
Board Diversity
	Human Capital Management	✓
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Black Diamond Ventures
A California-based venture capital firm leading sourcing, selection, and value-add efforts for companies from early to late stage
2016 - current Managing Partner

Spansion, Inc. CODE CY
2009 - 2015 CEO

KLA-Tencor KLAC
2005 - 2009 President and COO
1995 - 2005 Multiple high-level positions, including CFO and EVP
	XJet Ltd. 2022 - present ESS Technology, Inc. 2019 - present Chairman Spansion, Inc. CODE 2010 - 2015 Barracuda Networks Inc. CUDA 2016 - 2018 Trinet Group Inc. TNET 2014 - 2017 Gigamon Inc. GIMO 2013 - 2017	U.C.L.A. M.B.A. Grinnell College B.A. Political Science

John Kispert is qualified to serve as a member of the Board, chair of the Audit Committee, and member of the Nominating and Corporate Governance Committee because of his extensive business and financial background, his multi-year service as the chief executive officer of an international technology company, his multi-year service in management positions at technology companies, and his experience in the venture capital industry.

Nominee Directors (continued)

Jorge Titinger	Qualifications, Expertise & Capabilities
Independent Director Age: 62 Director Since: 2022 Tenure: 1.8 years Committees: Nominating and Corporate Governance Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
	Board Diversity	✓
	Human Capital Management	✓
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Titinger Consulting
A private consulting and advisory service firm, founded by Mr. Titinger, which focuses on providing strategy, corporate transformation and culture advice to its clients
2016 - current CEO

Silicon Graphics, Inc. SGI
2012 - 2016 CEO

Verigy, Ltd. VRGY
2011 - 2012 CEO

Previous Executive Positions:
FormFactor, Inc. FORM

KLA Tencor Corporation KLAC

Applied Materials, Inc. AMAT

Hewlett Packard Company HPQ

FormFactor, Inc. FORM
2021 - current

Axcelis Technologies, Inc. ACLS
2019 - current

CalAmp Corp. CAMP
2015 - current

Cohu, Inc. COHU
2018 - 2021

Hercules Capital Inc. HCLS
2017 - 2020

Xcerra Corporation XCRA
(acquired by Cohu, Inc.)
2012 - 2018

Silicon Graphics, Inc. SGI
2012 - 2016

Verigy, Ltd. VRGY
2011 - 2012

Private and Non-profit:
Hispanic Foundation of Silicon Valley
Stanford Children’s Hospital
Education Foundation of Silicon Valley
Stanford University M.S. Electrical Engineering M.S. Engineering Management and Business B.S. Electrical Engineering

Jorge Titinger is qualified to serve as a member of the Board and Nominating and Corporate Governance Committee because he brings over 30 years of leadership experience in the semiconductor equipment and computing industries and a strong track record of accomplishment in his positions as CEO. In addition, he has many years of corporate governance experience at publicly traded companies in our industry.

Nominee Directors (continued)

Yuval Wasserman	Qualifications, Expertise & Capabilities
Independent Director Age: 69 Director Since: 2021 Tenure: 2.9 years Committees: Nominating and Corporate Governance Committee (member) Human Capital Committee (member)	Leadership and Executive Experience	✓
	Global Business Perspective	✓
	Semiconductor Manufacturing Industry & Process Knowledge	✓
	Supply Chain Knowledge	✓
	Institutional Knowledge	✓
	Other Industry Knowledge	✓
Board Diversity
	Human Capital Management	✓
	Financial, Audit	✓
	Cybersecurity, Privacy, Risk	✓
	Strategic Transactions, M&A	✓
	Sales and Marketing	✓
	Technology, R&D	✓

Career Highlights	Board Membership Highlights	Education Highlights
Advanced Energy Industries AEIS
2014 - 2021 President and CEO
2011 - 2014 President, Thin Films Business Unit
2010 - 2011 President and COO
2009 - 2009 Executive VP and COO
2007 - 2009 Executive VP, Sales, Marketing, Global Services

Tevet Process Controls Technologies, Inc.
2002 - 2007 President and CEO

Boxer Cross
2000 - 2002 SVP, Marketing and Sales

Eaton Corp
(now known as Axcelis Technologies)
1997 - 1999 VP, Marketing and Technology
	FARO Technologies, Inc. FARO 2017 - current Advanced Energy Industries AEIS A precision power products company 2014 - 2021	Ben Gurion University, Israel B.Sc. Chemical Engineering

Yuval Wasserman is qualified to serve as a member of the Board, Human Capital Committee and Nominating and Corporate Governance Committee because of his extensive experience in the technology sector, including significant chief executive officer experience at technology companies.

ESG and Corporate Social Responsibility
At Ichor, we believe in being a responsible corporate citizen. Our corporate social responsibility (“CSR”) program is an integral part of our business, encompassing initiatives that create sustainable, long-term value for our shareholders and other key stakeholders. We are committed to making continuous improvements in environmental, social, and governance (“ESG”) areas. Across our three pillars – Environmental Sustainability, Social and Ethical Responsibility, and Corporate Governance – we are committed to values-driven CSR initiatives and believe these efforts will benefit our customers, employees, and the communities in which we operate.

Environmental Sustainability	Social and Ethical Responsibility	Corporate Governance
Environmental Sustainability
We are committed to supporting programs that promote good environmental stewardship and long-term sustainability and help mitigate the impacts of climate change. In 2023, we continued our focus on initiatives to reduce our energy use, carbon footprint, and solid waste through operational efficiencies and collaboration with our customers and supply chain partners. Environmental highlights of our CSR program include:
▪Emissions Reduction and Management. Emissions reduction is important to Ichor and our key stakeholders, as determined by our materiality assessment performed in 2021. In 2023, we developed baselines and plans to drive measurable improvement. We also continued to collaborate with our supply chain and logistics partners to maintain a carbon-neutral shipping program.
▪Resource Efficient Operations. Across our operations and value chain, we focus on reducing our carbon footprint, solid waste generation, and water consumption. We also consistently look for opportunities to improve resource efficiency, waste reduction, and recycling. We ensure wastewater generated in our manufacturing processes is treated prior to being discharged back into the system.
▪Recycling. Our recycling program strives to recycle responsibly and reduce the waste of paper products, metals, and slurries used in our manufacturing processes. In 2023, we continue to recycle over 50% of our waste output and continued to improve methods to reduce our waste stream through process efficiencies and sound resource management. Additionally, we are collaborating with our customers and supply chain to optimize the sustainability of our packaging materials.
▪Product Responsibility. Our products help support our customers’ sustainability goals by operating ever-more efficiently, reducing waste, and improving yields. Our new product development programs consider product features that continue to reduce the material content, waste generation thus reducing overall energy usage, and supporting our ongoing collaboration with our customers. In addition, our product lifecycle mapping initiative is paving the way for a more integrated approach to designing our products to minimize the lifetime impact of these products on the environment.
▪Regulatory Compliance. We work to optimize the quality of our products while ensuring we maintain compliance with all environmental regulatory requirements.

Social and Ethical Responsibility
We are committed to providing a safe, inclusive, and engaging workplace for our global talent base. We focus on improving our workforce diversity and inclusion by creating value-driven culture, prioritizing safety, investing in our employees’ experience and development, and maintaining the highest standards in employment regulatory compliance. We are members of the Responsible Business Alliance (“RBA”), further demonstrating our full commitment to health, safety, and fair treatment of our employees and communities. Other social and ethical highlights of our CSR program include the following:
▪Employee Training, Development, and Engagement. We ensure our employees are engaged in their training, growth, and career development. In 2023, employees received, on average, over 15 hours of training in topics including the environment, safety, compliance, on-the-job skill-building, diversity and inclusion, professional career advancement, and more. We believe in providing stretch assignments for growth and opportunities to participate in projects across our global organization, and we follow a “promote from within” philosophy. We engage our workforce in skip-levels and listening sessions with senior management to provide an open and transparent environment for two-way communication.
▪Diversity, Equity, Inclusion. We believe diversity, equity, inclusion (“DEI”) are foundational to building a competitive, sustainable, and scalable company. We value the diverse backgrounds, experiences, and skillsets of our employees worldwide, and we strive to attract and retain a productive workforce committed to our principles both in the workplace and in our served communities. In 2023, our DEI council continued to advance our DEI principles, commitment, and roadmap, encompassing employee engagement, education and training, recruitment and retention, and internal career development. We launched a mentorship program within our women’s Employee Resource Group (ERG) to prepare high-potential women for expanded leadership roles. We also launched a Military ERG for the veteran employees and Ichor supporters during our all-US site Veterans Day celebration. We continue to provide annual DEI training to reinforce the importance of this cultural commitment.
▪Compensation and Benefits. Our focus is to provide comprehensive, competitive benefits for our employees worldwide. In 2023, we launched an internal campaign to reinforce Ichor’s commitment to our employees’ well-being. We continued to build awareness of our benefits offerings for employees. We also conducted our annual market-based pay study to position our salary and compensation package to be market-competitive.
▪Community Engagement and Philanthropy. We are proud to support local charities and encourage our employees to engage with our communities through company-led charitable activities around the globe. In 2023, we continued our participation in local food, toy, and blood drives throughout the United States, Singapore, and Malaysia. We are also proud to invest in internship and scholarship programs with trade schools, local universities, and institutions that target providing opportunities to under-represented minorities.
▪Supply Chain Management. Our business practices are developed and executed in alignment with the RBA framework, the world’s largest industry coalition dedicated to ensuring corporate social responsibility in global supply chains. Our supplier handbook, which complements our overarching code of business ethics and conduct, provides a clear framework for how we expect our suppliers to conduct business with us. Our supplier handbook can be found on our corporate social responsibility webpage at ichorsystems.com. In addition, we conduct regular risk assessments of suppliers that cover approximately 90% of our top spend to ensure alignment with our values and the priorities of our business and those of our customers. We also perform audits of our suppliers’ health, safety, and responsible workplace practices, and conduct an annual assessment to determine if our supply chain includes materials that contain conflict minerals.
▪Human Rights. We respect the rights of our employees, individuals working within our supply chain, and our broad group of stakeholders by outlining our expectations for upholding human rights through our policies and risk assessment practices. We maintain a code of business ethics and conduct applicable to all our directors, officers, and employees. Our global human rights principles, code of business ethics and conduct, and our supplier handbook and code of ethics specifically prohibit activities involving forced labor or slavery, human trafficking, and child labor. Our policies are publicly available on our corporate social responsibility webpage at ichorsystems.com. We expect that any amendments to the code of business ethics and conduct, or any waivers of our respective requirements, will be disclosed on our website.

Corporate Governance
We are committed to demonstrating the highest standards of business ethics and corporate governance and we work to ensure that our employees, supply chain partners, and customers understand and follow our values and expectations. We have robust policies and procedures established to ensure compliance at the federal, state, and local governmental levels with all laws and regulations. We keep track of fast-evolving industry trends and best practices to ensure we effectively demonstrate good corporate governance and foster an environment centered around honesty, integrity, and accountability. Our policies are outlined herein as well as on our website at ir.ichorsystems.com. Corporate governance highlights of our CSR program include:
▪ESG management. We have an ESG steering committee to guide our ESG strategy and roadmap and execute our current programs and progress. The committee drives results against the roadmap and reviews its progress with the senior management quarterly reviews with oversight by the Nominating and Governance Committee of the Board of Directors.
▪Business Ethics and Conduct Training Compliance. All Ichor employees and members of the Board are regularly trained and affirm compliance with our comprehensive code of business ethics and conduct policy.
▪Diverse Board of Directors. At the highest level, we value people with diverse experiences and backgrounds. During the last four years, we added five industry veterans to our Board, three of whom are women, one of whom is Hispanic, all with extensive career experience. We ensure an open-board environment where discussion and debate are encouraged.
▪Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has oversight of our ESG programs and results and helps set the company’s ESG strategy. The committee’s charter is available on our website at ir.ichorsystems.com.
▪Human Capital Committee Responsibilities. The Human Capital Committee’s responsibilities include oversight for succession planning, culture, and talent development including the integration of our diversity and inclusion objections. The committee’s charter is available on our website at ir.ichorsystems.com.
ESG Materiality Matrix
We conducted a materiality assessment in 2021 to determine which ESG issues are most material to our customers, employees, shareholders, and supply chain partners. In this assessment, we prioritized topics in the categories of environment, human capital, social capital, business model and innovation, and leadership and governance, based on the materiality standards from the Sustainability Accounting Standards Board (“SASB”) and topics covered within the Global Reporting Initiative (“GRI”) standards. The use of the term “material” when referring to ESG topics is intended to denote the most important issues from our ESG materiality assessment, which is a different standard than that definition utilitzed for financial disclosures.
The results of our materiality assessment are reflected in the matrix below, which continue to guide our priorities of our ESG strategy and roadmap. The vertical axis represents the importance of each topic to our stakeholders, and the horizontal axis represents our ability to impact the topic and its impact on us. Using qualitative and quantitative analysis and expertise from an independent third party, we determined that topics with an importance score of 60% or higher by our stakeholders are material to our business and our stakeholders in our 2021 assessment and will guide our focus and inform our multi-year roadmap for future improvement.

We remain committed to driving continued progress for our business, our customers, and our industry as a whole. Across the three pillars of our CSR program – Environmental Sustainability, Social and Ethical-Responsibility, and Corporate Governance – we are making continuous improvements to our values-driven initiatives that will benefit our customers, employees, and the communities in which we operate. As a trusted partner to our customers and suppliers, we have implemented practices that promote good environmental stewardship and long-term sustainability, ensure a safe, inclusive, and engaging workplace for our global talent base, and demonstrate the highest standards of business ethics and corporate governance. We encourage you to read more about our CSR program, governance, and 2023 highlights on our website and our 2023 ESG report, which is available on our corporate social responsibility webpage at ichorsystems.com.
Legend to Materiality Matrix:

Environment		Human Capital		Social Capital		Business Model & Innovation		Leadership & Governance

1.	Emissions Reduction and Management	6.	Employee Health, Benefits, and Wellbeing	11.	Community Engagement and Giving	15.	Responsible Supply Chain Management	19.	Regulatory Compliance and Emerging Issues
2.	Energy Consumption and Renewable Sources	7.	Employee Engagement and Development	12.	Data Protection and Cybersecurity	16.	Conflict Minerals and Responsible Sourcing	20.	Business Ethics and Anti-Corruption
3.	Water Management	8.	Diversity and Inclusion	13.	Product Safety and Quality	17.	Risk Management of ESG Issues	21.	Leadership Engagement and Accountability
4.	Waste Treatment, Management, and Recycling	9.	Occupational Health and Safety	14.	Universal Human Rights	18.	Innovation for Responsible Design	22.	Transparency and Reporting
5.	Design for Environment	10.	Responsible Labor Practices

Board Leadership Structure
This section describes the leadership structure of the Board, the reasons the Board considers this structure appropriate at this time, the roles of various positions, and related key governance practices. The Board believes that the mix of experienced independent and non-independent directors that currently makes up the Board, the Board committee composition, and the separation of the roles of Chairman and Chief Executive Officer benefit the Company and its shareholders.
Independence
The Board has an effective mix of independent directors and non-independent directors. The Board includes eight independent directors and two non-independent directors, Jeffrey Andreson and Tom Rohrs, who are our current and former Chief Executive Officer, respectively.
Separation of Chairman and Chief Executive Officer
With respect to the roles of Chairman and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. The roles of Chairman and Chief Executive Officer currently are separated. The Board believes that this structure clarifies the individual roles and responsibilities of Chief Executive Officer and Chairman, streamlines decision-making, and enhances accountability.
The Board believes that, at this time, separating the roles of Chairman and Chief Executive Officer is the most effective leadership structure because it allows Mr. Andreson to focus on the management of the Company, day-to-day operations and engaging with external stakeholders.
Mr. Rohrs serves as Chairman of the Board. Under our Memorandum and Articles, the chairman is elected by the affirmative vote of a majority of the directors then in office. Mr. Rohrs focuses his attention on the broad strategic issues considered by the Board, leveraging his strong public company background to provide strategic guidance and effective oversight of management, engaging with the Chief Executive Officer between Board meetings and providing overall guidance to our Chief Executive Officer. As our former Chief Executive Officer, Mr. Rohrs has valuable experience on the issues, challenges and opportunities we face, positioning him well to develop agendas and ensure that the Board’s time and attention are focused on the most critical matters.
In 2018, the independent directors of the Board designated Iain MacKenzie as Lead Independent Director to liaise between management and the other non-employee directors. The Board holds regularly scheduled executive sessions amongst the non-management directors, which are presided over by our Lead Independent Director. The Lead Independent Director schedules and chairs meetings of the independent directors. As needed, the independent directors (including the Lead Independent Director) hold a closed session following the regularly scheduled Board meetings.
The Board believes that the foregoing structure achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of such objectives. Additionally, the Board will continue to periodically review its leadership structure.
Self-Evaluation
The Nominating and Corporate Governance Committee administers evaluations of the Board as a whole and of the committees of the Board. The chair of the Nominating and Corporate Governance Committee reports the Nominating and Corporate Governance Committee’s conclusions to the Board and makes recommendations to the Chairman regarding changes that the committee deems appropriate for consideration by the Board.

Board Committees and Meetings
The committees established by the Board for 2023 were the Audit Committee, the Human Capital Committee, and the Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees are described below. Members will serve on these committees until their resignation or as otherwise determined by the Board.
During 2023, the Board held 8 meetings, the Audit Committee held 7 meetings, the Human Capital Committee held 7 meetings, and the Nominating and Corporate Governance Committee held 5 meetings. Our directors are expected to attend all or substantially all of the Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2023, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which they were a director and (ii) the total number of meetings held by all committees of the Board on which they served during the periods that they served.
We invite members of the Board to attend our annual shareholder meetings and require that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict. All of our ten then-current directors attended our annual general meeting in 2023.
Audit Committee
The Audit Committee is responsible for, among other matters: (1) oversight of the quality and integrity of our financial statements and financial reporting processes and of our systems of internal accounting and financial controls and disclosure controls; (2) the qualifications and independence of our independent auditors; (3) the performance of our independent auditors; (4) compliance with legal and regulatory requirements and codes of conduct and ethics programs established by management and our Board; (5) cybersecurity oversight; (6) review of all related party transactions; and (7) review of ethics hotline submissions.
The Audit Committee currently consists of Laura Black, Marc Haugen, John Kispert, and Sarah O’Dowd. John Kispert is currently chair of the Audit Committee. The Board has determined that Laura Black, Marc Haugen, John Kispert, and Sarah O’Dowd are financially sophisticated under NASDAQ rules and that they qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board has also determined that each of John Kispert and Laura Black qualifies as an “audit committee financial experts,” as such term is defined in Item 407(d) of Regulation S-K. The Board adopted a written charter for the Audit Committee, which is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our website is not part of this Proxy Statement.
Human Capital Committee
The Human Capital Committee is responsible for, among other matters: (1) reviewing and approving all compensation, including incentive compensation and corporate and individual goals and objectives relevant to our chief executive officer, and evaluating our chief executive officer’s performance relative to those goals and objectives; (2) reviewing and approving the base salaries, incentive compensation and equity-based compensation of our other executive officers; (3) approving all significant compensation or incentive plans for executives and directors (including material changes to all such plans); (4) having the sole authority to retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser after taking into account certain factors which address the independence of that consultant, counsel or adviser; (5) annually reviewing and discussing with management the Compensation Discussion and Analysis for our proxy statement; (6) preparing the Human Capital Committee report on executive officer compensation required by the SEC for inclusion in our annual proxy statement or Annual Report on Form 10-K; (7) overseeing engagement with stockholders and proxy advisory firms on executive officer compensation matters; (8) administering and overseeing the clawback policy and (9) discharging certain responsibilities of the Board with respect to organization and people matters, including overseeing the appropriate development of the Company’s human capabilities with emphasis on leadership development and succession plans. Pursuant to its charter, the Human Capital Committee may also delegate any of its responsibilities to one or more subcommittees, as it may deem appropriate, to the extent allowed by applicable law and NASDAQ rules.
The Human Capital Committee currently consists of Marc Haugen, Iain MacKenzie, Sarah O’Dowd, Dr. Wendy Arienzo, and Yuval Wasserman. Iain MacKenzie is currently chair of the Human Capital Committee. The Board adopted a written charter for the Human Capital Committee, which is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our website is not part of this Proxy Statement.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying and recommending to our Board the persons to be nominated for election as directors and to each of the committees of our Board; (2) administering annual evaluations of the Board and committees of the Board; and (3) exercising oversight of our corporate social responsibility initiatives, including the impact of environmental and social issues, and to recommend strategies for addressing environment, social, and governance issues that provide long-term sustainable value. The committee’s responsibility for identifying and recommending persons to join the Board follows a principle that composition of the Board should reflect a diversity of thought, backgrounds, skills, experiences, and expertise that are appropriate to our current and future state of affairs. Accordingly, in addition to the aforementioned criteria, the committee ensures that its pool of qualified candidates to be considered for directorship include those who bring gender and ethnic diversity. Pursuant to its charter, the committee may also delegate any of its responsibilities to one or more subcommittees as it may deem appropriate to the extent allowed by applicable law and NASDAQ rules.
The Nominating and Corporate Governance Committee currently consists of Dr. Wendy Arienzo, Laura Black, John Kispert, Yuval Wasserman, and Jorge Titinger. Laura Black is currently chair of the Nominating and Corporate Governance Committee. The Board adopted a written charter for the Nominating and Corporate Governance Committee, which is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our website is not part of this Proxy Statement.
Other Committees
The Board may establish other committees as it deems necessary or appropriate from time to time.
Board Oversight of Risk
Our Board oversees the risk management activities designed and implemented by our management. Our Board executes its oversight responsibility for risk management both directly and through its committees. The full Board also considers specific risk topics, including risks associated with our strategic plan, business operations, cybersecurity, and capital structure. In addition, our Board receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Board of Directors
Our Board has the ultimate responsibility for, and is actively engaged in, oversight of our risk management. Certain oversight activities are the responsibility of the full Board, while others are delegated to our Board committees.

Audit Committee	Nominating and Corporate Governance Committee	Human Capital Committee
Oversees our overall enterprise risk management program, as well as the specific risks related to accounting and financial reporting, internal controls, external audit, internal audit, strategies, ethical and legal compliance, related party transactions, and cybersecurity.	Oversees risks related to our corporate governance programs and matters, including director independence and qualifications, Board composition, shareholder communications, Board succession, and effectiveness of the Board. This committee also oversees our ESG program, including risk and opportunity oversight.	Oversees risks related to our compensation policies and practices, DEI, employee engagement, organizational talent, and management succession.

Evaluation of Director Nominees
The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual general meetings of shareholders, as specified in our Memorandum and Articles. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to our Board the persons to be nominated for election as directors and to each of the committees of our Board. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including shareholders, as it deems appropriate. The same evaluation process is used for all director candidates, including candidates recommended by shareholders.
The Nominating and Corporate Governance Committee has not identified specific minimum qualifications that must be met or specific qualities or skills that must be possessed for a person to be considered as a candidate for director; however, the Nominating and Corporate Governance Committee and the Board value diversity and believe that the Board should be composed of individuals with knowledge and experience in many substantive areas that impact our business, including a diverse set of viewpoints, backgrounds, skills, experiences, and expertise. In addition to reviewing these factors, the Nominating and Corporate Governance Committee and the Board ensure that the pool of qualified persons to be considered for directorship include those who bring gender and ethnic diversity.
We believe that all of our current board members possess the professional and personal qualifications necessary for board service, and we have highlighted in the individual biographies above the specific experience, attributes, and skills that led to the conclusion that each board member should serve as a director.
Corporate Governance Guidelines
Our Board has established Corporate Governance Guidelines that establish the governance framework within which our Board conducts its business and fulfills its responsibilities. These guidelines and other important governance materials are available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our Board regularly reviews our Corporate Governance Guidelines in light of legal and regulatory requirements, evolving best practices and other developments. Our website is not part of this Proxy Statement.
Human Capital Committee Interlocks and Insider Participation
Marc Haugen, Iain MacKenzie, Sarah O’Dowd, Dr. Wendy Arienzo, and Yuval Wasserman served on the Human Capital Committee in fiscal 2023. For 2023, our Human Capital Committee approved all compensation decisions for executive officers and vice presidents. None of our executive officers currently serve or served in 2023 as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Human Capital Committee. No member of our Human Capital Committee has ever been employed by us, nor had a relationship with us requiring disclosure as a related party under Item 404 of Regulation S-K.
Communication between Shareholders and Directors
Interested parties wishing to communicate with the Board or with an individual member or members of the Board may do so by writing to the Board or to the particular member or members of the Board, and mailing the correspondence to Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538. Each communication should set forth (i) the name and address of the shareholder, as it appears in our register, and if our ordinary shares are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of our ordinary shares that are owned of record by the record holder and beneficially by the beneficial owner.
Our secretary, in consultation with appropriate members of the Board and management, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of the Board, or if none is specified, to the Chairman of the Board.
For information about the procedures to submit proposals or director nominations to the Board related to our 2025 Annual General Meeting, see Other Matters – Proposals for the 2025 Annual General Meeting near the end of this Proxy Statement.

Director Independence
In accordance with the NASDAQ rules, the Board annually determines the independence of each director. No director is considered independent unless the Board has determined that they have no material relationship with us that would interfere with the exercise of independent judgment. We monitor the status of our directors and officers through the activities of the Nominating and Corporate Governance Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has materially changed.
Based upon information requested from and provided by each director concerning their background, employment, and affiliations, our Board has determined that each of Dr. Wendy Arienzo, Laura Black, Marc Haugen, John Kispert, Iain MacKenzie, Sarah O’Dowd, Yuval Wasserman, and Jorge Titinger has no material relationship that would interfere with the exercise of independent judgment and is “independent” within the meaning of the applicable rules of the SEC and as defined in the NASDAQ rules. Laura Black, Marc Haugen, John Kispert, and Sarah O’Dowd also satisfy the requirements for independence imposed upon audit committee members by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Dr. Wendy Arienzo, Marc Haugen, Iain MacKenzie, Sarah O’Dowd, and Yuval Wasserman satisfy the requirements for independence imposed upon compensation committee members by Rule 10C-1 under the Exchange Act.
Director Compensation
2023 Non-Employee Director Compensation
Our non-employee director compensation is designed to be competitive with industry practices. It is designed to attract and retain highly qualified non-employee directors and to address the time, effort, expertise, and accountability required of active board membership. To align the long-term interests of our directors with those of our shareholders, the majority of non-employee director compensation is in the form of equity.
Decisions regarding our non-employee director compensation program are approved by the Board based on recommendations by the Human Capital Committee. In making such recommendations, the Human Capital Committee takes into consideration the director compensation practices of peer companies and whether such recommendation aligns with the interests of our shareholders. Like compensation for our executive officers, the Human Capital Committee reviews the total compensation of our non-employee directors and each element of our director compensation program annually. The non-employee director compensation policy was last updated in May 2023. Annual Board retainers are prorated based on the appointment date of the director in their first year of service.

2023 Non-Employee Director Compensation Program
Compensation Element	Compensation Amount
Annual Board Cash Retainer
Chairman Director Lead Independent Director All Other Non-Employee Directors	•$110,000 paid in quarterly installments •$85,000 paid in quarterly installments •$60,000 paid in quarterly installments
Annual Board Equity Retainer
Non-Employee Directors	•Restricted share units valued at $150,000, granted effective as of the date of his or her election at the annual meeting, vesting immediately prior to the next year's annual meeting
Initial Equity Awards
Non-Employee Directors	•Restricted share units valued at $150,000, granted effective as of the date of the next Board meeting following appointment, vesting over a three-year period thereafter
Annual Committee Chair Fees
Audit Committee Human Capital Committee Nominating and Corporate Governance Committee	•$20,000 paid in quarterly installments •$15,000 paid in quarterly installments •$10,000 paid in quarterly installments
Annual Committee Member Fees
Audit Committee Human Capital Committee Nominating and Corporate Governance Committee	•$10,000 paid in quarterly installments •$7,500 paid in quarterly installments •$5,000 paid in quarterly installments
Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
Jeffrey Andreson (1)
Wendy Arienzo	$72,500	$150,021	$—	$—	$222,521
Laura Black	$80,000	$150,021	$—	$—	$230,021
Marc Haugen	$77,500	$150,021	$—	$—	$227,521
John Kispert	$85,000	$150,021	$—	$—	$235,021
Iain MacKenzie	$100,000	$150,021	$—	$—	$250,021
Sarah O'Dowd	$77,500	$150,021	$—	$—	$227,521
Thomas Rohrs (4)	$124,744	$150,021	$—	$11,313	$286,078
Jorge Titinger	$65,000	$150,021	$—	$—	$215,021
Yuval Wasserman	$72,500	$150,021	$—	$—	$222,521
(1)Refer to Compensation Matters – Compensation Discussion and Analysis below for a summary of Jeffrey Andreson’s 2023 compensation.

(2)The value of these stock awards was based on the fair value of the awards as of the grant date calculated in accordance with FASB ASC Topic 718. For information regarding the outstanding equity awards held by each director as of the end of 2023, see below.

	December 29, 2023
Director	Unvested RSUs Outstanding (#)	Stock Options Outstanding (#)
Jeffrey Andreson	290,690	126,466
Wendy Arienzo	4,752	—
Laura Black	4,752	—
Marc Haugen	4,752	—
John Kispert	4,752	—
Iain MacKenzie	4,752	—
Sarah O'Dowd	4,752	—
Thomas Rohrs	4,752	178,908
Jorge Titinger	7,523	—
Yuval Wasserman	5,275	—
(3)Includes employer-paid health benefit premiums in the amount of $4,263, employer 401(k) matching contributions in the amount of $6,905, and employer-paid group term life insurance premiums in the amount of $145. These payments and benefits were provided to Mr. Rohrs prior to becoming a non-employee director in May 2023. These benefits are not available to our non-employee independent directors.
(4)In May 2023, Thomas Rohrs became a non-employee director, assuming the title of Chairman, and began participating in the non-employee director compensation program. Prior to May 2023, Thomas Rohrs was an employee and held the title of Executive Chairman and received an annual cash retainer of $150,000, paid bi-weekly.
Share Ownership Guidelines
Our Board maintains share ownership guidelines to align the interests of our directors and executive officers (“Covered Individuals”) with those of our shareholders. The guidelines provide that each Covered Individual own ordinary shares with a value from one to three times his or her annual base salary or retainer within five years of March 26, 2020 or the date on which one becomes a Covered Individual, whichever comes later. On February 14, 2024, the HCC increased the share ownership guideline for the CEO to 3.0x. Share ownership is defined as ordinary shares owned outright or in a trust established by a Covered Individual, unvested restricted shares, and in-the-money options to purchase ordinary shares. Covered Individuals subject to share ownership guidelines, and their respective ownership guidelines, are set forth below. All Covered Individuals are currently in compliance, or on-track to comply within the five-year period, with our share ownership guidelines.

Covered Individual	Share Ownership Guideline (multiple of base salary or retainer)
Chief Executive Officer	3.0x
Chief Financial Officer	1.0x
Board of Directors	3.0x
Director and Officer Indemnification and Limitation of Liability
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by applicable law.
There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Compensation Matters

Proposal 2: Advisory Vote on Compensation of Named Executive Officers
As required by Section 14A of the Exchange Act, the Company is seeking an advisory shareholder vote on the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in this Proxy Statement (commonly known as the “say-on-pay” proposal).
The primary objectives of our executive compensation program have been to: (1) attract, engage, and retain superior and diverse talent who contribute to our long-term success; (2) motivate, inspire and reward executive officers whose knowledge, skills and performance are critical to our business; (3) ensure compensation is aligned with our corporate strategies and business objectives; and (4) provide our executive officers with incentives that effectively align their interests with those of our shareholders. The executive compensation program places strong emphasis on long-term sustainable growth and enhanced value for our shareholders through an annual equity grant program that provides executives with the ability to participate in our share price appreciation and to share equally in potential downside if key targets that drive shareholder value are not achieved. By encouraging long-term performance and enhanced shareholder value, our executives are encouraged to operate our business with integrity, focusing on fostering strategic growth while being mindful to mitigate against risk. In addition to emphasizing long-term growth, our compensation program attracts talented executives by offering a competitive base salary and annual cash incentives, which promote retention and encourage our executives to achieve short-term financial goals.
When designing our 2023 executive compensation program, the Human Capital Committee of the Board of Directors considered, among other things, the Company’s growth, financial and non-financial objectives, reviewed against market practices, the Company’s financial performance, incentives that reward shareholder value creation and any shareholder feedback.
We believe that the Company’s financial performance is facilitated by the “pay for performance” design of our compensation program. Our program motivates our executives to deliver financial results, with the appropriate level of risk-taking, against performance metrics in a manner that ultimately aligns with the realized growth of shareholder equity value.
Additional information regarding the Company’s compensation program applicable to the named executive officers is described in Executive Compensation – Compensation Discussion and Analysis and the related tables and narrative disclosure. For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in the Proxy Statement.”
While the shareholder vote on the resolution is non-binding, the Board values the opinions that shareholders express in their votes and in any additional dialogue. It will consider the outcome of the vote and those opinions when making future compensation decisions.

The Board recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

Compensation Discussion and Analysis
Compensation Governance and Practices
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives, details the elements of our executive compensation program during 2023, and analyzes how and why the Human Capital Committee (the “Committee”) arrived at the compensation decisions for our named executive officers (“NEOs”) for 2023. Our NEOs for 2023 were:
▪Jeffrey Andreson, Chief Executive Officer and Director
▪Greg Swyt, Chief Financial Officer
▪Phil Barros, Chief Technology Officer
▪Bruce Ragsdale, Chief Operating Officer
▪Christopher Smith, Chief Commercial Officer
▪Larry Sparks, Former Chief Financial Officer (1)
(1) Larry Sparks retired from his role as Chief Financial Officer on August 30, 2023 and remained employed with the Company as a strategic advisor until March 1, 2024 to assist with the transition of his duties.
We are committed to designing an executive compensation program that is consistent with responsible financial management and balanced with ensuring market-driven rewards that generates retentive value, which is reflected in the following policies and practices:

What We Do	What We Don't Do

▪All members of the Committee are independent directors.	▪No repricing or repurchasing of underwater stock options without shareholder approval.
▪Retention of an independent compensation consultant by the Committee.	▪No hedging or pledging of Ichor securities.
▪Balance of compensation elements (short-/long-term, cash/equity, fixed/variable).	▪No excessive perquisites or severance benefits.
▪Align incentive compensation with financial and non-financial organizational goals for sustained success.	▪No “golden parachute” or tax gross-ups.
▪Maintain a clawback policy for all executive officers, which complies with Section 10 of the Exchange Act and the rules promulgated thereunder.	▪No single-trigger change-in-control payments or benefits.
▪Solicit an annual advisory vote on executive compensation.	▪No guaranteed minimum bonuses or uncapped incentives under our incentive plans.
▪Maintain share ownership guidelines.	▪No executive pensions plans or supplemental post-retirement benefits.
▪No multi-voting or non-voting shares.

Our executive compensation program has reflected our culture of growth and development, fostered by a philosophy of pay-for-performance. We are committed to a compensation philosophy that is market-competitive and provides for our NEOs and other employees to share in our success. The primary objectives of our executive compensation program reflect this pay-for-performance philosophy, and include:

Pay-for-Performance Philosophy

1.Attract, engage, and retain superior and diverse talent who contribute to our long-term success.
2.Motivate, inspire and reward executive officers whose knowledge, skills and performance are critical to our business.
3.Ensure compensation is aligned with our corporate strategies and business objectives.
4.Provide our executive officers with incentives that effectively align their interests with those of our shareholders.

Peer Group
Our peer group for 2023 is comprised of 16 publicly-traded, industry specific companies. These companies were selected based on industry comparability, primarily semiconductor-related companies, annual revenues, market capitalization, and to a lesser extent, number of employees. The target ranges for the annual revenue and market capitalization criteria were $0.4 - $4.0 billion and $0.3 - $3.0 billion, respectively, of our annualized revenue and market capitalization.
The Committee, in consultation with its Compensation Consultant (as defined below), updates our peer group annually. In connection with this annual update, Neophotonics Corp (NPTN) was removed as a peer company due to a merger and Benchmark Electronics was added for 2023.

2023 Peer Group

▪3D Systems (DDD)	▪FormFactor (FORM)	▪SMART Global (SGH)
▪Advanced Energy Industries (AEIS)	▪Kulicke and Soffa Industries (KLIC)	▪Ultra Clean (UCTT)
▪Alpha and Omega Semiconductor (AOSL)	▪MACOM Technology Solutions (MTSI)	▪Veeco Instruments (VECO)
▪Axcelis Technologies (ACLS)	▪Onto Innovation (ONTO)	▪Xperi (XPER)
▪Benchmark Electronics (BHE)	▪OSI Systems (OSIS)
▪Cohu (COHU)	▪Photronics (PLAB)

Compensation Decisions
The Committee evaluates our philosophy and compensation plans and arrangements as circumstances require. At a minimum, we evaluate and review our executive compensation, programs, objectives and philosophy on an annual basis and at the time of promotion or other change in level of responsibilities, as well as when competitive circumstances or business needs may require. Accordingly, the compensation paid to our NEOs for 2023 may not necessarily be indicative of how we may compensate our NEOs in future years.
The Committee engages an independent advisor, Aon’s Human Capital Solutions practice, a division of Aon plc (the “Compensation Consultant”), and our senior management to assess the objectives of our executive compensation plan and ensure it continues to meet our business needs. This includes reviewing and assessing a peer group to serve as a market reference for establishing and evaluating compensation. The Committee considered the independence factors under the NASDAQ listing standards and SEC rules and determined that, after review and consultation with our Compensation Consultant and management, our Compensation Consultant was independent and that retention did not raise a conflict of interest.
The Committee retains all authority to determine all matters of executive compensation and benefits. The Committee delegated to our Chief Executive Officer the responsibility of issuing equity grants to non-executive employee hires based on pre-approved annual guidelines.
Risk Oversight
The Committee believes that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on the Company.
Elements of Compensation
For 2023, the compensation components for our NEOs were: (1) base salary, (2) a short-term cash incentive program, (3) a long-term equity incentive program, and (4) other benefits, each of which are described in further detail in the following sections.

Base Salary	Short-Term Cash Incentive	Long-Term Equity Incentive	Other Benefits

Attract and retain highly qualified executive talent.	Motivate and reward the achievement of near-term financial and corporate goals.	Align the interests of our executives with those of our shareholders, driving long-term value.	Provide market-competitive benefits (as offered to all other employees) to attract and retain highly qualified executive talent.

Target Mix of Pay
The Committee considers all elements of compensation, as detailed in the following sections, to design and maintain a mix of pay that is both market-competitive and that drives business success and shareholder value by leveraging our philosophy of pay-for-performance. While there is no specific formula for determining the relative mix of pay for each compensation element, business judgement is exercised to balance the incentives of management, including leading the business and talent retention, and the incentives of shareholders, including long-term value creation. Additionally, as detailed above in Compensation Decisions, the Committee examines peer data in aligning on a competitive mix of pay.
The Committee prioritizes performance and also considers such factors as our executives’ experience, internal pay comparisons, and retention objectives, in addition to the impact of cash expenditures and equity dilution. The Committee believes that this approach best supports its pay-for-performance philosophy, further fostering long-term shareholder value creation. Our emphasis on variable, or at-risk, compensation provides that our NEOs, subject to retention needs, will receive target or above-target compensation to the extent that our financial and corporate goals are achieved or exceeded.
Our pay-for-performance philosophy includes performance-vesting restricted share units (“PSUs”), which offers the mix of pay to performance-based. For NEOs that served in their roles as executive officers for the full duration of 2023, approximately 50% and 36% of compensation was performance-based and approximately 89% and 77% of compensation was considered at-risk for our CEO and other NEOs (calculated as an average), respectively.
The table below outlines the target mix of pay for each of our NEOs during 2023. Base salary is equal to the actual annual base salaries for 2023, as reflected in Base Salary below. Short-term cash incentive is based on the actual target bonus percentages for 2023, assuming 100% achievement, as reflected in Short-Term Cash Incentive below. Long-term equity incentive is based on actual amounts granted in 2023, assuming 100% achievement in the case of performance-vesting RSUs, as reflected in Long-Term Equity Incentive — Awards Granted below.
(1)Greg Swyt was awarded time-vesting RSUs in May 2023, as well as in August 2023 upon his promotion to CFO. The chart above reflects the grant-date value for both of these awards.

Base Salary
Base salaries are set to provide market-competitive, fixed compensation, allowing us to attract and retain key executive talent, with the goal being to reward executive officers on a day-to-day basis for their leadership, contributions, and performance.
For 2023, the Committee decided to keep the base salary of our Chief Executive Officer and our other non-CEO NEO’s consistent with 2022, as applicable, apart from Christopher Smith, who received a pay increase in July 2023.
The annual base salaries for our NEOs during 2023 and 2022, as applicable, were as follows:

Named Executive Officer	2023	2022	% Increase
Jeffrey Andreson	$640,000	$640,000	0%
Greg Swyt	$420,000	—	—
Phil Barros	$437,000	$437,000	0%
Bruce Ragsdale	$450,000	—	—
Christopher Smith	$437,000	$380,000	15%
Larry Sparks	$441,000	$441,000	0%
Short-Term Cash Incentive
Our Short-Term Cash Incentive Plan (“STI Plan”) provides performance-based cash incentives to align the compensation of our executive officers with our short-term operational and performance goals, including financial and strategic initiatives, and provide near-term rewards for our executive officers to meet these goals. Our STI Plan provides for an annual incentive payment based on consolidated fiscal year financial performance, including revenue growth relative to the wafer fabrication equipment (“WFE”) industry, non-GAAP gross and operating margins, and improved inventory turns, as well as a corporate goal component based on our performance to organization-wide objectives. These incentives are based on the attainment of pre-established financial and corporate goals, which are intended to motivate executives to work effectively in collaboration to achieve the Company’s objectives and reward executives when objectives are achieved.
The STI Plan covers all executive officers, as well as a wider group of employees, generally down to the role of director, which aligns the incentives of management vertically and horizontally throughout the organization. Structurally, the STI Plan is the same for all participants.
The year-end results of our financial and corporate goals are reviewed and calibrated by the CEO, who makes a recommendation for approval by the Committee. Payments are made within 60 days following the end of our fiscal year. The metrics for each component are:

70% Financial Performance Component	30% Corporate Goals Component

▪Revenue vs. WFE Industry Growth ▪Non-GAAP Gross Margin ▪Non-GAAP Operating Margin ▪Inventory Turnover	▪Revenue Outperformance ▪Profitable Growth ▪Manufacturing & Technology Leadership ▪Organizational Effectiveness

The annual target bonus percentages set by the Committee, multiplied by base salary, provide the total annual target bonus opportunities for each STI Plan participant. For 2023, these annual target bonuses percentages were:

Named Executive Officer	Percent of Base Salary	2022	% Point Increase
Jeffrey Andreson	100%	100%	0%
Greg Swyt	70%	—	—
Phil Barros	70%	70%	0%
Bruce Ragsdale	75%	—	—
Christopher Smith	70%	70%	0%
Larry Sparks	75%	75%	0%
As noted above, the STI Plan is comprised of two components: 70% financial performance and 30% corporate goals, each of which is described in further detail in the following sections. The following represents the formula for calculating the total STI Plan score, which is used to calculate the total bonus for each STI Plan participant:

Financial Performance Component				Corporate Goals Component

Component Weight	x	Company Score	+	Component Weight	x	Company Score	x	Individual Score	=	Total Score

Based on the above formula, the following table presents the total STI Plan score for each NEO for 2023. The financial performance and corporate goal scores are detailed individually in the following sections.

	Financial Performance Component		Corporate Goals Component
Named Executive Officer	Weight	Company Score	Weight	Company Score	Individual Score	Total Score
Jeffrey Andreson	70%	0%	30%	148%	104%	46%
Greg Swyt	70%	0%	30%	148%	110%	49%
Phil Barros	70%	0%	30%	148%	96%	43%
Bruce Ragsdale	70%	0%	30%	148%	111%	49%
Christopher Smith	70%	0%	30%	148%	120%	53%
Larry Sparks	70%	0%	30%	148%	100%	44%
The following formula is used to determine the total dollar amount paid out for each STI Plan participant. Base salary is equal to the base salary in effect as of December 29, 2023.

Base Salary	x	Target Bonus Percentage	x	Total Score	=	Total Payout

Accordingly, payouts to our NEOs under the STI Plan for 2023 are reflected in the following table.

Named Executive Officer	Payout
Jeffrey Andreson	$294,715
Greg Swyt	$143,590
Phil Barros	$130,387
Bruce Ragsdale	$166,333
Christopher Smith	$162,984
Larry Sparks	$111,222

Financial Performance Component
The financial and inventory performance component of the STI Plan comprises 70% of the plan. The Committee sets a floor (minimum), target, and ceiling (maximum) for each financial metric, which correspond to a 50%, 100%, and 200% score, respectively. The metrics for non-GAAP gross margin and non-GAAP operating margin scale with general linearity with the actual revenue achieved by the Company for a particular year relative to the baseline established by the Committee at the beginning of such year. For example, the target metric for non-GAAP gross margin will increase as our consolidated revenue increases over the STI Plan baseline established by the Committee. The financial component metrics are set by the Committee during the first quarter of the applicable fiscal year.
The following are the four financial performance metrics, which are based on consolidated, company-wide results:
▪20% – Revenue Growth: As a constituent of the wafer fabrication equipment (“WFE”) industry, this metric is based on our consolidated revenue growth relative to WFE industry growth. For 2023, the Board concluded that, based on various industry and market data, the WFE industry contracted 20.6% in 2023. The floor, target, and ceiling metrics, corresponding to a 50%, 100%, and 200% score, respectively, are:
•Floor (50% score): Consolidated year-over-year revenue growth equal to WFE industry growth.
◦Target (100% score): Consolidated year-over-year revenue growth at least 2 percentage points higher than WFE industry growth.
◦Ceiling (200% score): Consolidated year-over-year revenue growth at least 10 percentage points higher than WFE industry growth.
▪20% – Non-GAAP Gross Margin: Calculated in accordance with our quarterly and annual, publicly disclosed Non-GAAP gross margin filed with the SEC on Form 8‑K. See Appendix A –Non-GAAP Reconciliations.
▪20% – Non-GAAP Operating Margin: Calculated in accordance with our quarterly and annual, publicly disclosed Non-GAAP operating margin filed with the SEC on Form 8‑K. See Appendix A –Non-GAAP Reconciliations.
▪10% – Inventory Turnover: Calculated as annual non-GAAP cost of goods sold divided by ending inventory.
The following table presents (i) the relative weight of each financial and inventory performance metric, (ii) the floor, target, and ceiling for each financial performance metric, (iii) the actual consolidated result achieved for each metric, and (iv) the corresponding score for each metric, as well as the total, weighted-average score for the financial and inventory performance component as a whole. Note that, as described above, the floor, target, and ceiling shown below for Non-GAAP Gross Margin, Non-GAAP Operating Margin, and inventory turnover ratio reflect scaling based on our actual consolidated revenue achievement of $811 million for 2023.

	Financial Performance Target					Financial Performance Score (1)
Financial Performance Metric	Weight	Floor (50% Score)	Target (100% Score)	Ceiling (200% Score)	Actual Result
Revenue Growth	20%	(20.6)%	(18.4)%	(10.6)%	(36.6)%	0%
Non-GAAP Gross Margin	20%	14.1%	15.1%	16.1%	13.4%	0%
Non-GAAP Operating Margin	20%	3.2%	4.3%	5.3%	2.9%	0%
Inventory Turnover Ratio	10%	4.0	4.5	5.0	2.9	0%
Total	70%					0%
(1)Represents the weighted average score of each metric using its respective weight, as shown in the table above. It is calculated by dividing the sum of the product of each financial performance metric score and its respective weight by the total financial performance component weight. [(0% × 20%) + (0% × 20%) + (0% × 20%) + (0% × 10%) ] ÷ 70% = 0%.

Corporate Goals Component
The corporate goals component of STI Plan comprises 30% of the plan and is aligned to our strategic objectives, which are split equally across four categories. Each year, our executive team defines specific goals and scales for stretch performance across each of the four categories. The goals are cascaded down the organization to align individual performance with strategic organization-wide objectives. Annually, Company-wide performance to these categories is scored and approved by the Committee. This scoring funds the corporate goal component plan pool, which is allocated to executives based on individual scores. We establish a target of 100% for the corporate goal component, up to a maximum of 200% based on Company-wide performance.
The four categories that are scored under the corporate goal component are:
▪7.5% – Revenue Outperformance: Revenue gains driven by new products and services.
▪7.5% – Profitable Growth: Incremental profitability on revenue growth through operational efficiencies and executional excellence.
▪7.5% – Manufacturing & Technology Leadership: Manufacturing and new product technology roadmaps and innovations that are disruptive and provide a competitive advantage.
▪7.5% – Organizational Effectiveness: Management, leadership, and organizational structure that delivers best-of-class operational performance and a competitive business advantage.
The Committee considered the CEO’s scoring recommendations and made its own determination regarding these achievement levels. For 2023, the Committee scored the corporate goal component at 148% on a Company-wide basis, establishing the total budget for the corporate goal component. The corporate goal component budget is then allocated to each participant based on individual goal performance relative to the four categories, which is scored by management against the individually-assigned cascaded goals set at the beginning of the year and submitted for review and approval by the Committee.
Long-Term Equity Incentive
We issue equity awards under the Ichor Holdings Ltd. 2016 Omnibus Incentive Plan (as amended and restated, the “2016 Plan”), to incentivize and reward our executive officers, including our NEOs, for long-term corporate performance based on the value of our ordinary shares and, thereby, to align the interests of our executive officers with those of our shareholders. For 2023, these equity awards took the form of restricted share units (“RSUs”), which vest based on a time/service requirement, and PSUs, which vest based on the achievement of certain performance criteria over a three-year period, as detailed below. RSUs and PSUs were awarded because their value is directly impacted by all stock price changes and therefore tied directly to shareholder value.
Award-Setting Process
The size of equity awards to each of our NEOs reflects the relative market-rate for an executive officer, taking into account, among other factors, an officer’s role and responsibilities, the competitive market for executive officers, and the size, value, and vesting status of existing equity awards at the time each equity award grant is issued. The market for executive officers is competitive, therefore our Board relies on several factors to assess the competitiveness of the market including input from its Compensation Consultant, which includes peer group data, along with our directors’ own experiences in recruiting and retaining qualified executive officers.
The outcome of the award-setting process results in a gross dollar value, or target value, for each of RSUs and PSUs, approved by the Committee to be granted to each NEO. To determine the total number of RSUs and PSUs to be granted, the target value granted to each NEO is divided by the closing price of our ordinary shares on the grant date.

Awards Granted
The following table represents the target value of equity awards to our NEOs during 2023. Time-vesting RSUs vest 25% on the first grant-date anniversary, with the remainder vesting in equal quarterly installments over the following three years.

	RSUs		PSUs
Named Executive Officer	Target Value	Shares Granted (1)	Target Value	Target Shares Granted (1)	Total Equity Award Grant
Jeffrey Andreson	$2,400,000	76,022	$2,400,000	76,022	$4,800,000
Greg Swyt	$1,675,000	47,392	—	—	$1,675,000
Phil Barros	$799,200	25,316	$400,800	12,696	$1,200,000
Bruce Ragsdale (2)	$799,200	25,316	$400,800	12,696	$1,200,000
Christopher Smith	$799,200	25,316	$400,800	12,696	$1,200,000
Larry Sparks	$932,400	29,535	$467,600	14,812	$1,400,000
(1)The number of shares granted was based on the target value divided by the closing price of our shares ($31.57) on the grant date, May 18, 2023. In addition to his shares granted in May 2023, Greg Swyt was granted shares with a target value of $1.2 million upon his promotion to CFO in August 2023, and the number of shares granted was based on the closing price of our ordinary shares ($37.10) on the grant date, September 1, 2023.
(2)Although granted with an effective date of January 1, 2023, Bruce Ragsdale’s RSUs that were awarded in connection with his hiring in December 2022 were excluded from the table above, as they relate to his hiring in 2022.
Performance Share Units
Similar to 2022, our NEOs were granted PSUs in 2023, further shifting the mix of pay to performance-based. PSUs granted in May 2023 (the “2023 PSU Cohort”) are earned based on performance measured with respect to two distinct components, each measured individually: (1) relative total shareholder return (“TSR”), comprising 67% of total PSU value granted and (2) non-GAAP gross margin targets aligned to achieving our long-term business model, comprising the remaining 33% of total PSU value granted.
Each component is scored over three years from the date of grant on three measurement dates. For the 2023 PSU Cohort, these measurement dates correspond to our fiscal years ending in 2023, 2024, and 2025. Structurally, they are similar to the 2022 PSU Cohort. Performance is measured at the end of each measurement date, but the award does not become fully vested until the third measurement date. While the maximum performance, or ceiling, that can be achieved in year three is increased to 200%, compared to 100% in years one and two, the total shares that may ultimately vest are capped at target (100%). The multi-year structure reflects the cyclical nature of the markets in which we operate, providing our NEOs the opportunity to achieve and lock in performance each year, while also incentivizing long-term performance via a three-year vesting structure, including the opportunity to make up for any potential underperformance of years one and two in year three.

67% Total Shareholder Return	33% Non-GAAP Gross Margin

Align the interests of our executives with those of our shareholders, driving long-term value.	Motivate near-term financial performance.

The TSR component is scored by measuring the performance of our shares relative to the Russell 2000 semiconductor index. The following table details the TSR scoring at each measurement date. The scores are interpolated on a linear basis between the floor, target, and ceiling thresholds.

Measurement Year	Floor (25th Percentile)	Target (50th Percentile)	Ceiling (75th Percentile)
Year 1 (1-year measurement period)	50%	100%	100%
Year 2 (2-year measurement period)	50%	100%	100%
Year 3 (3-year measurement period) (1)	50%	100%	200%
(1)As noted above in the section entitled, Performance Share Units, although the maximum performance (ceiling) that can be achieved in year 3 is 200%, the aggregate performance over the period is capped at 100%.
The non-GAAP gross margin component is scored pursuant to the financial performance component of our STI Plan, with the maximum score for years one and two capped at 100%, increasing to 200% for year three.
The following details the achievement of the 2023 PSU Cohorts:

Performance-Vesting Criteria
	Total Shareholder Return	Non-GAAP Gross Margin
2023 PSU Cohort
Year 1 Score (FY 2023)	94%	0%
Year 2 Score (FY 2024)	—	—
Year 3 Score (FY 2025)	—	—
The PSUs granted in 2022 (the “2022 PSU Cohort”) and 2021 (the “2021 PSU Cohort”) were earned based on performance measured with respect to three distinct components, each measured individually: (1) TSR, comprising 60% of total PSU value granted; (2) the qualification of new products by our customers, comprising 20% of total PSU value granted; and (3) non-GAAP gross margin targets aligned to achieving our long-term business model, comprising the remaining 20% of total PSU value granted. In the case of Phil Barros, PSUs granted in 2022 PSU Cohort and 2021 PSU Cohort were comprised a TSR component (60%) and a new product qualification component (40%).
In the 2022 PSU Cohort and 2021 PSU Cohort, the new product qualification component incentivized the development and commercialization of new product platforms, driving accretive business and long-term value. A product platform is considered qualified after it has been tested and accepted by a customer for use and integration into their products. The scoring for this component is based on the number of distinct product platforms qualified by our customers.
The following details the achievement of the 2022 and 2021 PSU Cohorts:

	Performance-Vesting Criteria
	Total Shareholder Return	New Product Qualification	Non-GAAP Gross Margin
2022 PSU Cohort
Year 1 Score (FY 2022)	90%	0%	50%
Year 2 Score (FY 2023)	97%	0%	0%
Year 3 Score (FY 2024)	—	—	—
2021 PSU Cohort
Year 1 Score (FY 2021)	63%	0%	100%
Year 2 Score (FY 2022)	50%	0%	50%
Year 3 Score (FY 2023)	69%	100%	0%

Based on the achievement detailed above, our NEOs earned the following amount of PSU shares, across the 2021, 2022, and 2023 cohorts, in 2023:

	Performance-Vesting Shares Earned
	Total Shareholder Return	New Product Qualification	Non-GAAP Gross Margin	Total Shares Earned
Jeffrey Andreson	27,616	1,943	0	29,559
Greg Swyt	—	—	—	—
Phil Barros	6,383	1,360	—	7,743
Bruce Ragsdale	2,658	—	—	2,658
Christopher Smith	5,583	486	0	6,069
Larry Sparks	6,826	680	0	7,506
Other Benefits
We believe that our executives should not operate under different standards than our other employees. Accordingly, our healthcare, insurance, and other welfare and employee benefit programs are the same for all eligible employees, including our executives. We do not provide perquisites to our NEOs. Our benefits are designed to be market-competitive and to attract and retain a skilled workforce in a competitive labor market. Moreover, we believe all employees should have equal access to affordable healthcare, which is why we offer a non-cost option for employees and their eligible dependents.
All U.S. employees, including executive officers, are eligible to participate in our retirement savings plan, which includes company matching contributions of 50% on employees’ first 8% of contributed compensation. Employees are immediately vested in company matching contributions.
Employment Offer Letters
We are party to offer letters with each of our NEOs that set forth the compensation arrangements for the NEO, including a base salary, an annual cash bonus opportunity and eligibility to receive equity awards, as well as participation in the Select Severance Plan. Mr. Barros’ offer letter also provides for a success bonus of $200,000 in the event the Company is successful in either an acquisition or an IPO event. For information on the specific terms and conditions of the offer letters, see Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table below.
Succession Planning, Change of Control, Severance, and Separation Obligations
Succession Planning
The company regularly reviews its organizational capability and key talent pipeline and annually engages in structured succession planning. Succession planning is viewed as prioritizing sustainability of shareholder value, with actions that encompass both developmental and risk mitigation. Our process envisions a sound emergency plan for our CEO and executive staff as risk mitigation, should quick action be needed, in addition to developing short- and long-term readiness of talent. The executive team believes in the power of providing experiential opportunities as a form of development and readying our future leaders. The quarterly board meetings also allow organizational talent and high-potential leaders to connect with the board members, providing helpful exposure to the company’s talent management and succession activities.
Select Severance Plan
The Human Capital Committee evaluates and reviews our executive compensation, programs, objectives, and philosophy on an annual basis. In 2019, the Human Capital Committee approved a Select Severance Plan (the “Select Severance Plan”) pursuant to which we provide severance pay and other benefits to eligible participants (collectively, the “Participants” and each, a “Participant”) in the event of such employee’s termination under certain circumstances described therein.

Non-Change in Control Termination
The Select Severance Plan provides eligible officers (each an “Officer Participant” and collectively, “Officer Participants”), including our NEOs, with the following benefits in the event of a termination of employment or service by us without “cause,” or solely with respect to our CEO, upon resignation for “good reason” (each as defined in the Select Severance Plan, and each a “Non-Change in Control Termination”):
▪nine‑month salary continuation (or 12 months in the case of the CEO);
▪a pro rata portion (based on the number of days employed during the applicable performance period) of the Officer Participant’s annual STI Plan bonus for the year in which termination occurs, based on actual results and payable at the time the bonus would otherwise be paid;
▪continued health insurance coverage at the active employee rate for a period up to nine months (or 12 months in the case of the CEO).
Change in Control Related Termination
In lieu of the benefits described above, the Select Severance Plan provides Officer Participants with the following benefits if employment is terminated by us without cause or the Officer Participant resigns for “good reason” during (i) the 90-day period prior to our entry into a definitive agreement that results in a “change in control” (as defined in the Select Severance Plan, and such termination, a “Pre-CIC Termination”) or (ii) the period commencing on a change in control and ending 12 months later (such termination, a “Post-CIC Termination”):
▪a lump sum amount in cash equal to the sum of the employee’s base annual salary plus annual STI Plan target bonus (or 2X such sum in the case of the CEO);
▪a pro rata portion (based on the number of days employed during the applicable performance period) of the employee’s annual STI Plan bonus based on actual results and payable at the time the bonus would otherwise be paid;
▪continued health insurance coverage at the active employee rate for a period of up to twelve months (or 24 months in the case of the CEO);
▪full vesting of any unvested stock-based awards and removal of restrictions with respected to restricted share awards; and
▪any stock option, stock appreciation right or similar award shall become fully exercisable.
The severance benefits payable under the Select Severance Plan are subject to: (1) the six month delay to the extent required under Section 409A of the Internal Revenue Code of 1986, as amended; (2) the execution and non-revocation of a general release of claims in favor of us within the time period specified under the Select Severance Plan; (3) the Participant’s compliance with certain restrictive covenants following a termination, including perpetual non-disparagement and confidentiality covenants and a non-solicitation covenant that applies during employment and the term of the applicable severance period; and (4) reduction of payment to avoid any excise tax on “parachute payments,” but only if the executive would benefit from such reduction as compared to paying the excise tax.
Any benefits payable under the Select Severance Plan supersede and are in lieu of any severance benefits and/or payments provided under any other agreements, arrangements or severance plans by and between the executive and us unless a Participant’s employment or similar agreement provides for severance benefits that, in the aggregate, are more favorable to the Participant (in which case, such greater benefits will be paid under this Plan).
Indemnification Agreements
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under applicable law.

Clawback Policy
Our Board maintains a clawback policy that complies with Section 10D of the Exchange Act and the rules promulgated thereunder. The clawback policy allows the Board to require recoupment of certain executive compensation that qualifies as incentive-based compensation under Section 10D of the Exchange Act, including short-term cash incentives and long-term equity incentives, from an executive officer in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. The policy applies to financial statements filed in a rolling three-year look-back period. The clawback policy is in addition to any policies or recovery rights that are required under applicable laws, including the Sarbanes-Oxley Act.
Hedging and Pledging Prohibitions
We have an insider trading policy that, among other things, prohibits all of our employees (including officers) and directors from engaging in hedging or other speculative transactions relating to our ordinary shares. Prohibited transactions include short sales, derivative securities (such as put and call options, or other similar instruments), and other hedging transactions (such as equity swaps, prepaid variable forwards, or similar instruments), or any transactions that are designed to have the effect of decreasing the risks associated with holding our securities.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended places a limit of $1.0 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee retains the right to award compensation that is not deductible, which it believes is in the best interest of shareholders by allowing for flexibility in our approach to executive compensation to effectively attract, motivate, and retain key executives.

Report of the Human Capital Committee
The Human Capital Committee operates under a written charter approved by the Board, which is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com.
The Human Capital Committee has reviewed and discussed the section titled “Compensation Discussion and Analysis” with management for 2023. Based on such review and discussion, the Human Capital Committee has recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023, and this Proxy Statement.
Respectfully submitted by the members of the Human Capital Committee of the Board:
Iain MacKenzie (Chair)
Wendy Arienzo
Marc Haugen
Sarah O’Dowd
Yuval Wasserman
This report of the Human Capital Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Executive Officers and Related Compensation Information
Executive Officers
Jeffrey Andreson See Corporate Governance – Our Board of Directors within this Proxy Statement for Jeff Andreson’s biography.
Greg Swyt, 63, has served as Chief Financial Officer of Ichor since August 2023. Prior to this role, Mr. Swyt served as Chief Accounting Officer beginning in January 2022, after nearly 25 years of financial leadership roles in the semiconductor capital equipment and global electronics technology industries. Prior to joining Ichor, Mr. Swyt served as CFO of Silvaco Group, Inc., a privately-held provider of EDA tools and semiconductor IP. Mr. Swyt had joined Silvaco in June 2021 after nearly five years at Onto Innovation and its predecessor, Nanometrics Incorporated. Mr. Swyt joined Nanometrics in August 2016 as vice president, finance and corporate controller, and served as CFO on an interim basis from December 2017 through Nanometrics’ merger with Rudolph Technologies in October 2019. He then continued on at Onto Innovation as vice president finance until taking the CFO role at Silvaco. Prior to Nanometrics, Mr. Swyt was managing director of finance and global finance controller at Intevac, Inc. from 2008 until 2016. Previous financial leadership roles included many years serving as finance director at Applied Material, Inc., as well as stints at Hewlett Packard and 2WIRE. Early in his career, Mr. Swyt spent 12 years serving in the U.S. Navy. He earned both his B.S. in Finance and MBA from San Jose University.
Phil Barros, 43, has served as Chief Technology Officer of Ichor since September 2015. Previously, Mr. Barros served as Senior Vice President of Engineering of Ichor since April 2011, and prior to that time, served as Vice President of Engineering at Ichor since 2009. Prior to serving at Ichor, Mr. Barros served in various management positions at Celerity, Inc. from 2004 to 2009, including vice president of engineering and director of systems engineering, and served in various engineering and management positions at Applied Materials from 2000 to 2004. Mr. Barros holds a B.S. in mechanical engineering from San Jose State.
Bruce Ragsdale, 53, has served as Chief Operating Officer of Ichor since December 2022. Prior to joining Ichor, he served as vice president, supply chain sourcing at Intel Corporation. He previously served as senior vice president, global operations and supply chain at ASM International, where from 2015 until 2022 he was responsible for all aspects of worldwide operations, including engineering, manufacturing, supply chain and logistics. Prior to ASM International, Mr. Ragsdale spent over 20 years at Applied Materials, where he most recently served as vice president, global supply chain management in Singapore, from 2013 to 2015. Mr. Ragsdale earned his bachelor’s degree in electrical engineering from DeVry University and his MBA focused on technology management and product commercialization from the University of Phoenix.
Christopher Smith, 64, has served as Chief Commercial Officer of Ichor since January 2022. Previously, Chris Smith served as our Senior Vice President, Sales and Marketing, from April 2019 to January 2022. Mr. Smith brings extensive experience and a very successful track record in both General Management and Sales and Marketing Management. Prior to joining Ichor in 2019, he spent eight years at Intevac as VP, Business Development, SVP of Sales and Customer Support at Oerlikon Solar, and SVP of Business Operations at Cymer. He also held various management roles at Applied Materials, including VP, Division General Manager (Chemical Mechanical Polishing Product Business Group), and Vice President, General Manager of the multiple Sales Teams including the Intel Strategic Account. Mr. Smith holds a B.S. in Business Administration from San Jose State University and attended the Stanford Executive Program at Stanford Business School.

Larry Sparks, 63, after retiring as the Chief Financial Officer, Mr. Sparks remained with Ichor as an advisor through March 1, 2024. Previously, Mr. Sparks served as Chief Financial Officer of Ichor from November 2019 to August 2023. Previously, Mr. Sparks served in various financial management, controller, and operational roles at Applied Materials 1994 to 2019. Most recently Mr. Sparks served as vice president finance, silicon worldwide operations, heading the finance organization responsible for supporting worldwide operations activities for the Semiconductor Solutions Group at Applied Materials. Previous roles at Applied Materials included vice president finance and segment CFO of the Inspection Products and Display businesses, as well as earlier corporate and divisional controller positions and as vice president finance of Applied Global Services. From 2006 until 2007, Mr. Sparks left Applied Materials to become vice president finance of FormFactor, Inc., and prior to joining Applied Materials he served in various finance roles at Unisys Corporation from 1985 until 1994. Mr. Sparks earned his B.A. in business economics from the University of California, Santa Barbara, and his MBA from the University of Southern California.
Family Relationships
There are no family relationships between any of our executive officers or directors.
Equity Compensation Plans
2016 Plan
The 2016 Plan was adopted by our Board and approved by our shareholders in December 2016. The 2016 Plan provides for grants of stock options, stock appreciation rights, restricted stock, other share-based awards and other cash-based awards to our directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us. The number of shares available for issuance under the 2016 Plan was initially set at 1,888,000 shares in December 2016. The number of shares available for issuance is increased on the first day of each fiscal year, beginning in 2018, in an amount equal to two percent (2%) of our outstanding ordinary shares on the last day of the immediately preceding fiscal year.
In March 2020, our Board approved amendments to the 2016 Plan to prohibit repricing of awards, subject to certain exceptions. Without shareholder approval, the Human Capital Committee is prohibited from (i) lowering the exercise price of a stock option or stock appreciation right after it is granted, except in connection with certain adjustments to our corporate or capital structure, such as stock splits, (ii) taking any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling a stock option or stock appreciation right at a time when its exercise price exceeds the fair market value of the underlying stock in exchange for cash or another award, unless the cancellation and exchange occur in connection with certain adjustments to our corporate or capital structure if and to the extent otherwise allowed under the 2016 Plan.
2017 ESPP
The 2017 Employee Stock Purchase Plan (the “2017 ESPP”) was adopted by our Board and approved by our shareholders in May 2017. The 2017 ESPP grants employees the ability to designate a portion of their base-pay to purchase ordinary shares at a price equal to 85% of the fair market value of our ordinary shares on the first or last day of each 6-month purchase period. Purchase periods begin on January 1 or July 1 and end on June 30 or December 31, or the next business day if such date is not a business day. Shares are purchased on the last day of the purchase period.

Equity Compensation Plan Information
The following table sets forth the indicated information as of December 29, 2023, with respect to our equity compensation plans approved by our shareholders. We do not maintain any equity compensation plans that have not been approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders
2016 Plan	582,163	$24.36	1,045,689
2017 ESPP	36,053	$28.33	2,170,411
Equity compensation plans not approved by security holders	0	$—	0
Total	618,216	$23.20	3,216,100

Summary Compensation Table
The following tables present summary information regarding the total compensation paid to, earned by, and awarded to each of our NEOs in 2023, 2022, and 2021, respectively.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Jeffrey Andreson	2023	$640,000	$4,721,589	$294,715	$11,250	$5,667,554
Chief Executive Officer	2022	$629,780	$3,904,080	$478,042	$10,862	$5,022,764
	2021	$581,972	$2,400,046	$655,200	$9,138	$3,646,356

Greg Swyt (4)	2023	$352,692	$1,675,039	$143,590	$9,885	$2,181,206
Chief Financial Officer

Phil Barros	2023	$437,000	$1,186,939	$130,387	$6,545	$1,760,871
Chief Technology Officer	2022	$433,781	$1,220,036	$217,513	$4,987	$1,876,317
	2021	$421,206	$849,976	$278,067	$3,255	$1,552,504

Bruce Ragsdale (5)	2023	$450,000	$1,186,939	$166,333	$11,250	$1,814,522
Chief Operating Officer

Christopher Smith	2023	$406,308	$1,186,939	$162,987	$9,119	$1,765,353
Chief Commercial Officer	2022	$374,890	$976,042	$201,623	$9,252	$1,561,807
	2021	$357,425	$475,017	$237,168	$8,546	$1,078,156

Larry Sparks (6)	2023	$336,058	$1,384,752	$111,222	$11,250	$1,843,282
Former Chief Financial Officer	2022	$437,551	$1,220,036	$257,092	$10,250	$1,924,929
	2021	$424,281	$874,990	$336,656	$9,750	$1,645,677

(1)The value of these stock awards was based on the fair value of the awards as of the grant date calculated in accordance with FASB ASC Topic 718, excluding any estimate of future forfeitures. As PSUs cannot vest in an amount over target, or 100%, the amounts include the maximum value of PSUs at the highest performance achievement, as detailed in Compensation Discussion & Analysis – Elements of Compensation – Long-Term Equity Incentive.
(2)Represents the actual amount earned by each of our NEOs under our STI Plan. See Compensation Discussion & Analysis – Elements of Compensation – Short-Term Cash Incentive for additional information.

(3)Amounts for 2023 represent employer 401(k) matching contributions.
(4)Greg Swyt became Chief Financial Officer on August 30, 2023.
(5)Although granted with an effective date of January 1, 2023, Bruce Ragsdale’s RSUs that were awarded in connection with his hiring in December 2022 were excluded from the table above, as they relate to his hiring in 2022.
(6)Salary for Larry Sparks includes the base salary earned through retirement on August 30, 2023 and $40,000 earned for services provided as an advisor after his retirement.
Grants of Plan-Based Awards
The following table sets forth certain information concerning plan-based awards granted to the NEOs during fiscal 2023. We did not grant any stock options during 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards and Option Awards ($) (4)
Jeffrey Andreson	—	STI	$—	$640,000	$1,280,000	—	—	—	—	—
Chief Executive Officer	5/18/2023	PSU	—	—	—	0	76,022	76,022	0	$2,321,575
	5/18/2023	RSU	—	—	—	0	0	0	76,022	$2,400,015

Greg Swyt	—	STI	$—	$294,000	$588,000	—	—	—	—	—
Chief Financial Officer	9/1/2023	RSU	—	—	—	0	0		32,346	$1,200,037
	5/18/2023	RSU	—	—	—	0	0	0	15,046	$475,002

Phil Barros	—	STI	$—	$305,900	$611,800	—	—	—	—	—
Chief Technology Officer	5/18/2023	PSU	—	—	—	0	12,696	12,696	0	$387,713
	5/18/2023	RSU	—	—	—	0	0	0	25,316	$799,226

Bruce Ragsdale	—	STI	$—	$337,500	$675,000	—	—	—	—	—
Chief Operating Officer	5/18/2023	PSU	—	—	—	0	12,696	12,696	0	$387,713
	5/18/2023	RSU	—	—	—	0	0	0	25,316	$799,226

Christopher Smith	—	STI	$—	$305,900	$611,800	—	—	—	—	—
Chief Commercial Officer	5/18/2023	PSU	—	—	—	0	12,696	12,696	0	$387,713
	5/18/2023	RSU	—	—	—	0	0	0	25,316	$799,226

Larry Sparks	—	STI	$—	$330,750	$661,500	—	—	—	—	—
Former Chief Financial Officer	5/18/2023	PSU	—	—	—	0	14,812	14,812	0	$452,332
	5/18/2023	RSU	—	—	—	0	0	0	29,535	$932,420

(1)Amounts shown are estimated payouts for 2023 under our STI Plan. The target bonus amount equals a specified percentage of each NEO’s base salary as of December 29, 2023, as described in Compensation Discussion & Analysis – Elements of Compensation – Short-Term Cash Incentive. The maximum amount shown is 2.0 times the target bonus amount for each of the NEOs. Actual bonuses received by these NEOs for 2023 are reported above in the Summary Compensation table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)Reflects the PSUs that vest upon the achievement of relative TSR and non-GAAP gross margin performance goals during the three-year performance period of 2023-2025. These awards are described in more detail above under Compensation Discussion & Analysis – Elements of Compensation – Long-Term Equity Incentive.
(3)Reflects RSUs that vest 25% on the first grant-date anniversary and in equal quarterly installments over the following three years. These awards are described in more detail above under Compensation Discussion & Analysis – Elements of Compensation – Long-Term Equity Incentive.
(4)The value of these PSUs and RSUs was based on the fair value of the awards as of the grant date calculated in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs is based on the closing price of our common stock on the date of grant. For assumptions made in the valuation, see footnote Note 10 of our 2023 Annual Report on Form 10-K.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Offer Letters with NEOs
Summarized below are the material terms of our employment agreements with our NEOs.
Jeffrey Andreson. We entered into an offer letter with Mr. Andreson on November 20, 2019, which superseded his previous offer letter, dated November 9, 2017. Mr. Andreson’s offer letter provides for an annual base salary and an incentive bonus based on a percentage of annual base salary. For 2023, the HCC set Mr. Andreson’s base salary at $640,000 and his incentive bonus at 100% of annual base salary. Mr. Andreson is entitled to benefits, including health and welfare, life and disability, and 401(k) Retirement Savings Plan (the “401(k) plan”). Mr. Andreson is eligible to participate in the Company’s 2016 Omnibus Incentive Plan. Upon separation from service with the Company for any reason, all compensation and benefits due to Mr. Andreson will be governed by the Select Severance Plan, as described below under “Potential Payments Made Upon Termination or Change in Control”.
Greg Swyt. We entered into an offer letter with Mr. Swyt on July 5, 2023. Mr. Swyt’s offer letter provides for an annual base salary of $420,000 and an incentive bonus of 70% of annual base salary. The HCC approved an initial RSU grant upon his appointment as CFO valued at $1,200,000 for Mr. Swyt vesting 25% on year one, then quarterly thereafter, and fully vested in four years. Mr. Swyt is entitled to benefits, including health and welfare, life and disability, and the 401(k) plan. Mr. Swyt is eligible to participate in the Company’s 2016 Omnibus Incentive Plan. Upon separation from service with the Company, Mr. Swyt will be eligible for severance per the Select Severance Plan, as described below under “Potential Payments Made Upon Termination or Change in Control”.
Phil Barros. We entered into an offer letter with Mr. Barros on September 30, 2015. Mr. Barros’s offer letter provides for an annual base salary and an incentive bonus based on a percentage of annual base salary. For 2023, the HCC set Mr. Barros’s base salary at $437,000 and his incentive bonus at 70% of annual base salary. Mr. Barros was entitled to benefits, including health and welfare and the 401(k) plan. Mr. Barros is eligible to participate in the Company’s 2016 Omnibus Incentive Plan. Upon separation from service with the Company, Mr. Barros will be eligible for severance per the Select Severance Plan, as described below under “Potential Payments Made Upon Termination or Change in Control”.
Bruce Ragsdale. We entered into an offer letter with Mr. Ragsdale on November 15, 2022. Mr. Ragsdale’s offer letter provides for an annual base salary of $450,000 and an incentive bonus of 75% of annual base salary. The HCC approved a new hire RSU grant valued at $1,600,000 for Mr. Ragsdale vesting 25% on year one, then quarterly thereafter, and fully vested in four years. Mr. Ragsdale was entitled to benefits, including health and welfare and the 401(k) plan. Mr. Ragsdale is eligible to participate in the Company’s 2016 Omnibus Incentive Plan. Upon separation from service with the Company, Mr. Ragsdale will be eligible for severance per the Select Severance Plan, as described below under “Potential Payments Made Upon Termination or Change in Control”.
Christopher Smith. We entered into an offer letter with Mr. Smith on April 24, 2019. Mr. Smith’s offer letter provides for an annual base salary and an incentive bonus equal to a percentage of annual base salary. For 2023, the HCC set Mr. Smith’s base salary at $437,000 and his incentive bonus at 70% of annual base salary. Mr. Smith is entitled to benefits, including health and welfare and the 401(k) plan. Mr. Smith is eligible to participate in the Company’s 2016 Omnibus Incentive Plan. Upon separation from service with the Company, Mr. Smith will be eligible for severance per the Select Severance Plan, as described below under “Potential Payments Made Upon Termination or Change in Control”.

Larry Sparks. We entered into an offer letter with Mr. Sparks on August 23, 2019. Mr. Sparks’s offer letter provided for an annual base salary and an incentive bonus equal to a percentage of annual base salary. For 2023, the HCC set Mr. Sparks’s base salary at $441,000 and his incentive bonus at 75% of annual base salary. Mr. Sparks was entitled to benefits, including health and welfare, life and disability, and the 401(k) plan. Mr. Sparks was eligible to participate in the Company’s 2016 Omnibus Incentive Plan, as described below under “Potential Payments Made Upon Termination or Change in Control”. Upon separation from service with the Company for any reason, all compensation and benefits due to Mr. Sparks will be governed by the Select Severance Plan. On August 28, 2023, Mr. Sparks entered into an advisory agreement with the Company, pursuant to which he served as a strategic advisor to the Company, effective August 28, 2023 until March 1, 2024. As a strategic advisor, Mr. Sparks remained a full-time, regular employee and was paid an annual salary of $120,000 with no changes to his benefits. Pursuant to the terms of the advisor agreement, in the event the Company determined strategic work was required for which Mr. Sparks was interested in performing, Mr. Sparks would receive additional compensation at a rate of $212 per hour.
Short-Term Cash Incentive
The plan year for our STI Plan ran from December 31, 2022 to December 29, 2023. The STI Plan covers all executive officers, as well as a wider group of employees, generally down to the director level. Participants must be employed with us on the date that payments are made in order to receive the awards. The HCC performed a comprehensive review of the Company and individual performance for 2023 in connection with the determination of annual STI Plan payout for our NEOs.
For a detailed discussion of the 2023 STI Plan for our NEOs, see Compensation Discussion & Analysis – Short-Term Cash Incentive.
Long-Term Equity Incentive
The RSUs granted to our NEOs in 2023 under the 2016 Plan are time-vesting RSUs that vest 25% on the first grant-date anniversary, with the remainder vesting in equal quarterly installments over the following three years. The RSUs are subject to forfeiture upon the termination of an NEO for any reason other than death. In the event of NEO termination due to death, one hundred percent of any unvested RSUs shall vest in full as of the date of such termination. For a detailed discussion of the RSUs, see Compensation Discussion & Analysis – Long-Term Equity Incentive.
The PSUs granted to our NEOs in 2023 under the 2016 Plan are earned based on performance measured with respect to TSR and non-GAAP gross margin targets. Under each award, the goals are weighted 67% to TSR and 33% to non-GAAP gross margin during the three years in the performance period, and there are three designated levels of attainment: floor, target, and ceiling. Each of the two performance goals in 2023 is independent, such that failure to achieve the floor performance level for one goal will affect the overall vesting percentage but will not prevent the awards from vesting with respect to the other goal for which floor performance was attained, assuming at least one of the two goals is met at the floor level at a minimum. The PSUs are subject to forfeiture upon the termination of an NEO for any reason other than death. In the event of NEO termination due to death, one hundred percent of any unvested PSUs shall vest in full as of the date of such termination. For a detailed discussion of the PSUs, see Compensation Discussion & Analysis – Performance Share Units.
Other Benefits
We provide customary employee benefits to our full-time employees, including our NEOs, including health and welfare as well as life and disability. Our NEOs also participate in the 401(k) plan. Under the 401(k) plan, employees, including our NEOs, who satisfy certain eligibility requirements may defer a portion of their compensation, within prescribed tax code limits, on a pre-tax basis through contributions to the 401(k) plan. For 2023, we contributed 50% of employee’s contribution to a maximum of 8% employee’s salary. These employer contributions are fully vested when made. We do not provide defined benefit pension benefits or nonqualified or excess retirement benefits to any of our NEOs.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards for each of our NEOs as of December 29, 2023.

	Option Awards (1)					Stock Awards (2)(3)
Name	Grant Date	Number of Exercisable Securities Underlying Unexercised Options	Number of Unexercisable Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested
Jeffrey Andreson	1/6/2020	26,789	1,782	$32.57	1/6/2027	—	—	—	—
Chief Executive Officer	5/14/2019	33,695	0	$22.56	5/14/2026	—	—	—	—
	2/15/2018	10,200	0	$24.89	2/15/2025	—	—	—	—
	12/6/2017	54,000	0	$24.05	12/6/2024	—	—	—	—
	5/18/2023	—	—	—	—	76,022	$2,556,620	76,022	$2,556,620
	5/24/2022	—	—	—	—	51,090	$1,718,157	61,984	$2,084,522
	5/11/2021	—	—	—	—	9,715	$326,715	13,844	$465,574
	1/6/2020	—	—	—	—	0	$0	2,013	$67,697

Greg Swyt	9/1/2023	—	—	—	—	0	$0	32,346	$1,087,796
Chief Financial Officer	5/18/2023	—	—	—	—	0	$0	15,046	$505,997
	5/24/2022	—	—	—	—	0	$0	6,576	$221,151

Phil Barros	5/12/2020	1,407	2,810	$21.76	5/12/2027	—	—	—	—
Chief Technology Officer	5/18/2023	—	—	—	—	12,696	$426,966	25,316	$851,377
	5/24/2022	—	—	—	—	15,966	$536,937	19,370	$651,413
	5/11/2021	—	—	—	—	3,400	$114,342	4,915	$165,291
	5/12/2020	—	—	—	—	0	$0	3,418	$114,947

Bruce Ragsdale	5/18/2023	—	—	—	—	12,696	$426,966	25,316	$851,377
Chief Operating Officer	1/1/2023	—	—	—	—	0	$0	59,657	$2,006,265

Christopher Smith	5/12/2020	9,843	1,410	$21.76	5/12/2027	—	—	—	—
Chief Commercial Officer	5/14/2019	12,887	-	$22.56	5/14/2026	—	—	—	—
	5/18/2023	—	—	—	—	12,696	$426,966	25,316	$851,377
	5/24/2022	—	—	—	—	12,773	$429,556	15,495	$521,097
	5/11/2021	—	—	—	—	2,429	$81,687	2,550	$85,757
	5/12/2020	—	—	—	—	0	$0	1,704	$57,306

Larry Sparks	5/12/2020	7,881	1,122	$21.76	5/12/2027	—	—	—	—
Former Chief Financial Officer	11/12/2019	27,578	0	$31.21	11/12/2026	—	—	—	—
	5/18/2023	—	—	—	—	14,812	$498,128	29,535	$993,262
	5/24/2022	—	—	—	—	15,966	$536,937	19,370	$651,413
	5/11/2021	—	—	—	—	3,400	$114,342	5,100	$171,513
	5/12/2020	—	—	—	—	0	$0	1,363	$45,838
(1)Stock option grants vest 25% on the first anniversary of their respective grant date, and the remainder vest ratably on a quarterly basis over a three year period thereafter.
(2)Includes both RSUs and PSUs (at target), as the full performance measurement period is still in process for all PSU cohorts and vesting at target is still achievable. The market value is based on the closing price of our ordinary shares on the last trading day of 2023, which was $33.63.

(3)RSU stock awards vest 25% on the first anniversary of their respective grant date, and the remainder vest ratably on a quarterly basis over a three year period thereafter. For vesting of PSUs, refer to the section above entitled, Elements of Compensation — Long-Term Equity Incentive — Performance Share Units.
Option Exercises and Stock Vested
The following table shows all RSUs vested and stock options exercised, including in each case value realized upon vesting and exercise, respectively, by the NEOs during 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#) (3)	Value Realized on Vesting ($) (4)
Jeffrey Andreson	0	$—	59,329	$1,776,318
Greg Swyt	0	$—	5,116	$159,671
Phil Barros	31,737	$367,817	25,031	$749,738
Bruce Ragsdale	0	$—	0	$—
Christopher Smith	0	$—	17,712	$531,449
Larry Sparks	0	$—	25,604	$762,203
(1)Represents the gross number of shares acquired upon exercise of vested options, without taking into account any shares withheld to cover the option exercise price or applicable tax obligations.
(2)The value realized equals [the closing price of the stock on the date the option is exercised], less the exercise price, multiplied by the number of options exercised.
(3)Represents the gross number of shares acquired on vesting, without taking into account any shares withheld to satisfy applicable tax obligations.
(4)The value realized equals the market price of Ichor’s ordinary shares as of the vest date, multiplied by the number of shares that vested.
Potential Payments Made Upon Termination or Change in Control
The Select Severance Plan provides eligible officers, including NEOs, with benefits in the event of a termination of employment or service by us. The CEO is eligible for 12 months of salary continuation upon resignation for “good reason”. All other NEOs are eligible for 9 months of salary continuation upon termination of employment or service by use without “cause”. The NEOs are also eligible for a pro rata portion (based on the number of days employed during the applicable performance period) of the annual STI Plan bonus for the year in which termination occurs, and continued health insurance coverage for a period up to 9 months (or 12 months in the case of the CEO).
During the 90-day period prior to our entry into a definitive agreement that results in a “change in control” or the period commencing on a change in control and ending 12 months later, the Select Severance Plan provides:
▪a lump sum amount in cash equal to the sum of the employee’s base annual salary plus annual STI Plan target bonus (or 2X such sum in the case of the CEO);
▪a pro rata portion (based on the number of days employed during the applicable performance period) of the employee’s annual STI Plan bonus based on actual results and payable at the time the bonus would otherwise be paid;
▪continued health insurance coverage at the active employee rate for a period of up to twelve months (or 24 months in the case of the CEO);
▪full vesting of any unvested stock-based awards and removal of restrictions with respected to restricted share awards; and
▪any stock option, stock appreciation right or similar award shall become fully exercisable.

The following table describes the potential payments and benefits our NEOs would be entitled to under our Select Severance Plan assuming their employment terminated on December 29, 2023, due to a triggering event, as defined in the Select Severance Plan. See Compensation Discussion & Analysis – Change of Control, Severance, and Separation Obligations – Select Severance Plan for additional information.

Name	Benefit	Payment in the Case of a Non-Change in Control Termination (1)	Payment in the Case of a Change in Control Related Termination (2)	Long-Term Disability (3)	Death (4)
Jeffrey Andreson	Base salary	$640,000	$1,280,000	$120,000	$300,000
Chief Executive Officer	Cash bonus	$640,000	$1,920,000	$—	$—
	Health benefits	$19,368	$38,736	$—	$—
	RSUs & PSUs	$—	$9,681,976	$—	$9,681,976
	Stock options	$—	$1,889	$—	$—

Greg Swyt	Base salary	$315,000	$420,000	$84,000	$300,000
Chief Financial Officer	Cash bonus	$294,000	$588,000	$—	$—
	Health benefits	$9,011	$12,014	$—	$—
	RSUs & PSUs	$—	$1,814,944	$—	$1,814,944
	Stock options	$—	$—	$—	$—

Phil Barros	Base salary	$327,750	$437,000	$84,000	$300,000
Chief Technology Officer	Cash bonus	$305,900	$611,800	$—	$—
	Health benefits	$12,845	$17,126	$—	$—
	RSUs & PSUs	$—	$2,839,852	$—	$2,839,852
	Stock options	$—	$33,355	$—	$—

Bruce Ragsdale	Base salary	$337,500	$450,000	$120,000	$300,000
Chief Operating Officer	Cash bonus	$337,500	$675,000	$—	$—
	Health benefits	$14,562	$19,416	$—	$—
	RSUs & PSUs	$—	$3,284,608	$—	$3,284,608
	Stock options	$—	$—	$—	$—

Christopher Smith	Base salary	$327,750	$437,000	$84,000	$300,000
Chief Commercial Officer	Cash bonus	$305,900	$611,800	$—	$—
	Health benefits	$14,049	$18,733	$—	$—
	RSUs & PSUs	$—	$2,430,272	$—	$2,430,272
	Stock options	$—	$16,737	$—	$—

Larry Sparks (5)	Base salary	$90,000	$120,000	$84,000	$180,000
Former Chief Financial Officer	Cash bonus	$330,750	$661,500	$—	$—
	Health benefits	$12,966	$17,287	$—	$—
	RSUs & PSUs	$—	$2,839,852	$—	$2,839,852
	Stock options	$—	$13,318	$—	$—
(1)Amounts represent the following payments and benefits under the Select Severance Plan: (i) nine-month salary continuation (or 12 months in the case of the CEO); (ii) a pro rata portion (based on the number of days employed during the applicable performance period) of the NEO’s annual STI Plan bonus for the year in which termination occurs, based on actual results and payable at the time the bonus would otherwise be paid; and (iii) continued health insurance coverage at the active employee rate for a period up to nine months (or 12 months in the case of the CEO).

(2)Amounts represent the following payments and benefits under the Select Severance Plan: (i) a lump sum amount in cash equal to the sum of the NEO’s base annual salary plus annual STI Plan target bonus (or 2X such sum in the case of the CEO); (ii) a pro rata portion (based on the number of days employed during the applicable performance period) of the NEO’s annual STI Plan bonus based on actual results and payable at the time the bonus would otherwise be paid; (iii) continued health insurance coverage at the active employee rate for a period of up to twelve months (or 24 months in the case of the CEO); (iv) full vesting of any unvested stock-based awards and removal of restrictions with respected to restricted share awards; and (v) any stock option, stock appreciation right or similar award will become fully exercisable.
(3)Represents annual payments under any long-term disability insurance policy carried by the Company with respect to the NEO.
(4)Represents the proceeds of any life insurance policy carried by the Company with respect to the NEO.
(5)Larry Sparks continued to participate in the Select Severance Plan while serving as a strategic advisor and continued to be eligible for his CFO level bonus under the terms of his strategic advisor offer letter.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median-compensated employee’s annual total compensation to the annual total compensation of our CEO. For the year ended December 29, 2023:
•the median-compensated employee was identified in the United Kingdom and total compensation was reasonably estimated to be $53,495 using the year-to-date exchange rate as of November 1, 2023;
•the annual total compensation of Jeffrey Andreson was $5,667,554; and
•based on this information, the ratio of our median-compensated employee’s annual total compensation to the annual total compensation of our CEO was 106 to 1.
We identified the median-compensated employee by examining the base pay, including overtime, for all individuals that were employed as of November 1, 2023, exclusive of our CEO. Included in this were employees outside the U.S., including Singapore, Malaysia, Korea, Mexico, and the United Kingdom.
Once identified, we added all compensation elements together for the median-compensated employee in the same manner used to calculate the annual total compensation of our NEOs in the Summary Compensation Table. To calculate the ratio, we divided Jeffrey Andreson’s annual total compensation by the median-compensated employee’s annual total compensation.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to Compensation Matters – Compensation Discussion and Analysis.

					Value of Fixed $100 Investment Based On:
Year	Summary Compensation Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Total for non-PEO NEOs (3)	Average Compensation Actually Paid to non-PEO NEOs (2)(3)	Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)	Net Income (Loss) (5)	Non-GAAP Operating Margin (6)
2023	$5,667,554	7,153,862	$1,873,047	$2,145,295	$99	$225	$(42,985)	2.9%
2022	$5,022,764	3,335,107	$1,800,168	$699,947	$79	$136	$72,804	9.8%
2021	$3,646,356	5,159,918	$1,431,549	$2,498,562	$136	$212	$70,899	10.7%
2020	$2,474,500	1,831,168	$1,387,550	$1,288,852	$90	$148	$33,279	8.3%
(1)Jeffrey Andreson was our principal executive officer (“PEO”) for 2023, 2022, 2021, and 2020.

(2)For a detailed calculation of the amounts in these columns, refer to Compensation Actually Paid below. In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.
(3)For 2023, non-PEO NEOs were Larry Sparks, Greg Swyt, Phil Barros, Bruce Ragsdale, and Christopher Smith. For 2022, non-PEO NEOs were Larry Sparks, Phil Barros, Christopher Smith, Kevin Canty, and Paul Chhabra. For 2021, non-PEO NEOs were Larry Sparks, Phil Barros, Kevin Canty, and Christopher Smith. For 2020, non-PEO NEOs were Larry Sparks and Phil Barros.
(4)The Company TSR and Company’s Peer Group TSR is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2023 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K: PHLX Semiconductor Sector Index.
(5)Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.
(6)For a reconciliation between non-GAAP operating income, including non-GAAP operating margin, and the most comparable GAAP measure, operating income, refer to Appendix A - Non-GAAP Reconciliations.
Compensation Actually Paid
Compensation actually paid, as reflected in the Pay Versus Performance table above, to our PEO and average of non-PEO NEOs was calculated as follows:

	2023
Name	PEO	Average of non-PEO NEOs
Summary compensation table total	$5,667,554	$1,873,047
Deduct: Amounts reported under the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year	(4,721,589)	(1,324,122)
Add: Awards granted during the current applicable year that remain unvested as of the current applicable year end (1)	5,128,520	1,386,169
Add/(deduct): Change in fair value of awards granted in prior years that were outstanding and unvested as of the applicable current year end (2)	928,634	181,066
Add/(deduct): Change in fair value for awards that were granted in prior years that vested in the current applicable year (3)	150,743	29,135
Deduct: Awards that were granted in prior years that were forfeited in the applicable current year (4)	—	—
Compensation actually paid	$7,153,862	$2,145,295
(1)This adjustment pertains to awards granted in the current applicable year that are outstanding and unvested as of the current applicable year end. It is calculated as follows: The fair value of awards unvested and outstanding as of the applicable current year end.
(2)This adjustment pertains to awards granted in prior years that are outstanding and unvested at both the applicable current and prior year ends. It is calculated as follows: (i) The fair value of awards outstanding and unvested as of the applicable current year end, less (ii) the fair value of awards outstanding and unvested as of the prior year end.
(3)This adjustment pertains to awards granted in prior years that vested in the current applicable year. It is calculated as follows: (i) The fair value of awards that vested in the current applicable year as of the vest date, less (ii) the fair value of awards outstanding and unvested as of the applicable prior year end.

(4)This adjustment pertains to awards granted in prior years that were forfeited in the current applicable year. It is calculated as follows: The fair value of awards, as of the applicable prior year end, that were forfeited during the current applicable year.
List of Most Important Financial Performance Measures
The following represents our most important financial performance measures that link compensation paid to our NEOs, as they are the key metrics that determine the payout of STI Plan and PSUs. See Compensation Discussion and Analysis — Element of Compensation for further detail.

Revenue vs. WFE Industry Growth
Non-GAAP Gross Margin
Non-GAAP Operating Margin
Pay Versus Performance Relationship Disclosures
The chart below provides a comparison between compensation actually paid to our CEO and average of our non-CEO NEOs against the Company TSR and PHLX Semiconductor Sector Index TSR. Amounts and figures used in the following charts are from the table above under the heading Pay Versus Performance.

Compensation Actually Paid vs.
Company TSR and Index TSR
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Value of Fixed $100 Investment
$250
$200
$150
$100
$50
$-
2020
2021
2022
2023
CEO
Avg. non-CEO NEO
Company TSR
Index TSR

The chart below provides a comparison between compensation actually paid to our CEO and average of our non-CEO NEOs against our U.S. GAAP net income.

Compensation Actually Paid vs.
GAAP Net Income
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
$80,000
$60,000
$40,000
$20,000
$-
$(20,000)
$(40,000)
$(60,000)
GAAP Net Income
($ in thousands)
2020
2021
2022
2023
CEO
Avg. non-CEO NEO
GAAP net income (loss)

The chart below provides a comparison between compensation actually paid to our CEO and average of our non-CEO NEOs against our non-GAAP operating margin.

Compensation Actually Paid vs.
Non-GAAP Operating Margin
Compensation Actually Paid
Non-GAAP Operating Margin
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2020
2021
2022
2023
CEO
Avg. non-CEO NEO
Non-GAAP operating margin

Audit Matters

Proposal 3: Ratification of Independent Registered Public Accounting Firm
The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit our 2024 consolidated financial statements. During 2023, KPMG LLP served as our independent registered public accounting firm.
Notwithstanding the appointment of KPMG LLP and even if our shareholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of us and our shareholders. At the Annual Meeting, our shareholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2024. The Audit Committee is submitting the appointment of KPMG LLP to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.
Representatives of KPMG LLP will telephonically attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from our shareholders.
The ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of our ordinary shares present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP.
Audit and Related Fees
Our Board is recommending a vote for ratification of KPMG LLP as our independent registered public accounting firm for 2024. The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for 2023 and 2022:

Type of Fees	2023	2022
Audit Fees (1)	$2,368,000	$2,202,000
Audit-Related Fees	—	—
Tax Fees (2)	186,000	38,000
All Other Fees	—	—
Total audit and related fees	$2,554,000	$2,240,000
(1)Represents fees and related expenses billed or expected to be billed by KPMG LLP for professional services rendered for the audits of our annual consolidated financial statements and internal controls over financial reporting for 2023 and 2022, as well as the reviews of interim period financial statements.
(2)Represents fees for tax consultation and tax compliance services rendered by KPMG LLP.
Auditor Independence
The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Pre-Approval of Audit and Non-Audit Services
The Audit Committee has established policies and procedures regarding the pre-approval of audit and other services that our independent auditor may perform for us, subject to the rules and regulations of the SEC, which provide that certain non-audit services accounting for less than five percent of the total fees paid to the independent auditor be approved by the Audit Committee retroactively. In accordance with the charter of the Audit Committee, approval can be made by the chairman of the Audit Committee (or any member of the Audit Committee if the chairman is not available) in between committee meetings and is required to disclose the pre-approved services to the Audit Committee at the next scheduled meeting. The Audit Committee approved all services provided by KPMG LLP.

Report of the Audit Committee
The Audit Committee operates under a written charter approved by the Board, which is available under “Corporate Governance” on the Company’s corporate website at ir.ichorsystems.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the consolidated financial statements. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited financial statements with management and KPMG LLP;
•discussed with KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board; and
•received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.
Based on the Audit Committee’s review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2023 Annual Report on Form 10-K for filing with SEC.
Respectfully submitted by the members of the Audit Committee of the Board:
John Kispert (Chair)
Laura Black
Marc Haugen
Sarah O’Dowd
This report of the Audit Committee is required by the SEC and, in accordance with the rules and regulations of the SEC, will not be deemed to be part of, or incorporated by reference by any general statement incorporating by reference to, this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Other Matters

Security Ownership of Certain Beneficial Owners and Management
Unless otherwise indicated, the following table contains information about the beneficial ownership of our ordinary shares as of the Record Date (March 18, 2024):
•each person, or group of persons, who beneficially owns more than 5% of our ordinary shares;
•each of our NEOs;
•each of our directors; and
•all directors and NEOs as a group.
For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions” of this Proxy Statement.
Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to our ordinary shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such ordinary shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the ordinary shares set forth opposite such shareholder’s name.
Unless otherwise indicated, our calculation of the percentage of beneficial ownership is based on 32,966,846 ordinary shares outstanding on the Record Date.
Unless otherwise indicated in the footnotes, the address of each of the individuals named below is c/o Ichor Holdings, Ltd., 3185 Laurelview Ct., Fremont, California 94538.

Name	Number of Shares Beneficially Owned	Percentage of Ordinary Shares Outstanding
5% Shareholders:
BlackRock, Inc. (1)	4,836,827	14.7%
FMR LLC (2)	3,139,827	9.5%
The Vanguard Group (3)	2,664,652	8.1%
Dimensional Fund Advisors LP (4)	1,764,749	5.4%
Directors and Named Executive Officers (5):
Jeffrey Andreson	233,792	*
Thomas Rohrs	217,992	*
Larry Sparks	43,191	*
John Kispert	31,299	*
Marc Haugen	30,700	*
Christopher Smith	29,984	*
Laura Black	28,853	*
Iain MacKenzie	25,751	*
Sarah O'Dowd	24,402	*
Bruce Ragsdale	14,754	*
Wendy Arienzo	13,676	*
Yuval Wasserman	12,929	*
Phil Barros	6,952	*
Jorge Titinger	6,138	*
Greg Swyt	5,335	*
Directors and executive officers as a group (14 persons)	725,748	2.2%
*Represents beneficial ownership of less than one percent (1%).
(1)Based solely on a Schedule 13G/A filed on January 22, 2024 with respect to our ordinary shares directly owned by BlackRock, Inc. The address of the principal place of business of the reporting person is 50 Hudson Yards, New York, NY 10001.
(2)Based solely on a Schedule 13G/A filed on February 8, 2024 with respect to our ordinary shares directly owned by FMR LLC. The address of the principal place of business of the reporting person is 245 Summer Street, Boston, Massachusetts 02210.
(3)Based solely on a Schedule 13G/A filed on February 13, 2024 with respect to our ordinary shares directly owned by The Vanguard Group. The address of the principal place of business of the reporting person is 100 Vanguard Blvd, Malvern, PA 19355.
(4)Based solely on a Schedule 13G filed on February 14, 2024 with respect to our ordinary shares directly owned by Dimensional Fund Advisors LLP. The address of the principal place of business of the reporting person is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(5)Includes ordinary shares acquirable with 60 days of the Record Date due to the exercising of vested stock options or the vesting of restricted share units, as detailed below:

	Shares Acquirable within 60 Days Due To:
Name	Exercising of Vested Stock Options	Vesting of Restricted Share Units
Jeffrey Andreson	126,466	2,307
Thomas Rohrs	178,980	0
Larry Sparks	0	0
John Kispert	0	4,752
Marc Haugen	0	4,752
Christopher Smith	707	1,274
Laura Black	0	4,752
Iain MacKenzie	0	4,752
Sarah O'Dowd	0	4,752
Bruce Ragsdale	0	3,729
Wendy Arienzo	0	4,752
Yuval Wasserman	0	4,752
Phil Barros	1,403	2,529
Jorge Titinger	0	4,752
Greg Swyt	0	731

Certain Relationships and Related Party Transactions
Policies and Procedures for Related Person Transactions
Our Related Person Transactions Policy and Procedures that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be participants, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by our Board, and other transactions not otherwise required to be disclosed under Item 404 of Regulation S-K. A “related person” is any executive officer, director or nominee to become director, or holder of more than 5% of our ordinary shares, or any immediate family members of such persons. Any related person transaction may only be consummated if approved or ratified by the affirmative vote of a majority of our disinterested directors then in office in accordance with the policy guidelines set forth below.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee for review and recommendation for approval to our Board. In considering related person transactions, our Audit Committee and Board take into account the relevant available facts and circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse themself from the deliberations and approval process.
A copy of our Code of Business Ethics and Conduct Policy, which includes our Related Person Transaction Policy, is available under “Corporate Governance” on our corporate website at ir.ichorsystems.com. Our website is not part of this Proxy Statement.
No Related Party Transactions
There have not been any related-person transactions since the beginning of 2023, and no such transactions are currently proposed.

Other Matters
About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA.
We use a 52- or 53-week fiscal year ending on the last Friday in December. The fiscal years ended December 27, 2024, December 29, 2023, December 30, 2022, and December 31, 2021 were 52, 52, 53, and 52 weeks, respectively. References to 2024, 2023, 2022, and 2021 relate to the fiscal years then ended, respectively.
Proxy Solicitation
Our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services.
Proposals for the 2025 Annual General Meeting
Shareholders who intend to present a proposal for inclusion in the proxy statement at the 2025 Annual General Meeting (the “2025 Annual Meeting”) must follow the procedures outlined in Rule 14a-8 under the Exchange Act. A proposal that a shareholder would like included in our proxy statement for the 2024 Annual Meeting must satisfy all applicable requirements of Rule 14a-8 and must be received at Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538 no later than December 6, 2024.
Shareholders who intend to present a proposal (other than pursuant to Rule 14a-8) at the 2025 Annual Meeting and who wish to have such proposals included in the proxy statement for such meeting must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary, Ichor Holdings, Ltd., 3185 Laurelview Ct., Fremont, California 94538, and such proposals must be received no earlier than January 19, 2025 and no later than February 18, 2025.
Shareholder Recommendations for Nominations to the Board
The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders. Pursuant to our Memorandum and Articles, shareholders who wish to recommend a candidate for consideration at our 2025 Annual Meeting may do so by delivering a written recommendation to our Secretary at Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538. The recommendation must include a description of the candidate’s qualifications for board service, including all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information.

A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating and Corporate Governance Committee as a nominee, must comply with the notice procedures set forth in our Memorandum and Articles. Shareholders who wish to nominate a director must additionally be a shareholder of record on both the date of the giving of notice by such shareholder and the record date for the determination of shareholders entitled to vote at the 2025 Annual Meeting and on each such date the shareholder beneficially owned more than 15% of our issued and outstanding ordinary shares (unless contrary to applicable law). Such proposals must additionally meet the requirements set forth in the rules and regulations of the SEC, as well as the informational, notice and other requirements related to proposals set forth in Article 16 of our Memorandum and Articles, in order to be eligible for inclusion in our proxy statement for our 2025 Annual Meeting. No candidates for director nominations were submitted by any shareholder in connection with the Annual Meeting. If you intend to nominate one or more directors, you must give timely notice thereof in writing to the Secretary at the address set forth above. Our Secretary must receive the notice not less than 90 days and not more than 120 days before the one-year anniversary of the immediately preceding annual meeting of shareholders. This means, that for our 2025 Annual Meeting, our secretary must receive the notice no earlier than January 19, 2025 and no later than February 18, 2025.
In addition to satisfying the requirements set forth in our Memorandum and Articles, including the notice deadlines set forth above and therein, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to our Secretary that sets forth all the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked to the Company at Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538 no later than March 19, 2024.
Householding
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple shareholders who share the same address unless we have received contrary instructions from one or more of the shareholders. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any shareholders at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a shareholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such shareholder may contact us at the following address:
Ichor Holdings, Ltd.
Attn: Secretary
3185 Laurelview Ct.
Fremont, California 94538
Shareholders who beneficially own ordinary shares held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
2023 Annual Report and SEC Filings
Our 2023 audited consolidated financial statements are included in the Annual Report, which will be made available to shareholders at the same time as this Proxy Statement. This Proxy Statement and the Annual Report are available under “Financials / SEC Filings” on our website at ir.ichorsystems.com and are available from the SEC at its website at sec.gov. You may also obtain a copy of the Annual Report and this Proxy Statement without charge by sending a written request to Ichor Holdings, Ltd., Attn: Secretary, 3185 Laurelview Ct., Fremont, California 94538.
Other Business
Other than the proposals described in this Proxy Statement, the Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the officers named herein will have discretion to vote the ordinary shares they represent in accordance with their own judgment on such matters.

Appendix A – Non-GAAP Reconciliations
Management uses certain non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including acquisition-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including deferred tax asset valuation allowance changes. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted earnings per shares ("EPS") is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales.
Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.
The following table presents our unaudited non-GAAP gross profit and non-GAAP gross margin and a reconciliation from gross profit, the most comparable GAAP measure, for the periods indicated:

Year Ended
December 29, 2023
(dollars in thousands)
U.S. GAAP gross profit	$103,396
Non-GAAP adjustments:
Share-based compensation	3,130
Other (1)	2,191
Non-GAAP gross profit	$108,717
U.S. GAAP gross margin	12.7%
Non-GAAP gross margin	13.4%
(1)Included in this amount are severance costs associated with our global reduction-in-force programs.
A-1

The following table presents our unaudited non-GAAP operating income and non-GAAP operating margin and a reconciliation from operating income (loss), the most comparable GAAP measure, for the periods indicated:

Year Ended
December 29, 2023
(dollars in thousands)
U.S. GAAP operating income (loss)	$(10,895)
Non-GAAP adjustments:
Amortization of intangible assets	14,734
Share-based compensation	17,338
Other (1)	2,298
Non-GAAP operating income	$23,475
U.S. GAAP operating margin	(1.3)%
Non-GAAP operating margin	2.9%
(1)Included in this amount are severance costs associated with our global reduction-in-force programs.
The following table presents our unaudited non-GAAP cost of sales and a reconciliation from cost of sales, the most comparable GAAP measure, for the periods indicated:

Year Ended
December 29, 2023
(dollars in thousands)
U.S. GAAP cost of sales	$707,724
Non-GAAP adjustments:
Share-based compensation	3,130
Other (1)	2,191
Non-GAAP cost of sales	$702,403

A-2

SCAN TO
VIEW MATERIALS & VOTE

ICHOR HOLDINGS, LTD.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern May 14, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/ICHR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time May 14, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37372-P07494

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ICHOR HOLDINGS, LTD.

The Board of Directors recommends you vote FOR each nominee:

1. The election to Ichor's Board of Directors of the seven (7) nominees named in the Proxy Statement.

Nominees:	**For**	**Against**	**Abstain**
1a. Tom Rohrs	☐	☐	☐
1b. Jeffrey Andreson	☐	☐	☐
1c. Iain MacKenzie	☐	☐	☐
1d. Laura Black	☐	☐	☐
1e. John Kispert	☐	☐	☐
1f. Jorge Titinger	☐	☐	☐
1g. Yuval Wasserman	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Advisory approval of the compensation of our named executive officers.	☐	☐	☐
3. Ratification of KPMG LLP as Ichor's independent registered public accounting firm for fiscal 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Ichor Holdings, Ltd. Notice of 2024 Annual General Meeting, Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

V37373-P07494

ICHOR HOLDINGS, LTD.
Annual General Meeting
May 15, 2024, 9:00 AM PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jeffrey Andreson and Greg Swyt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of ICHOR HOLDINGS, LTD. that the shareholder(s) is/are entitled to vote at the Annual General Meeting to be held at 9:00 AM PDT on May 15, 2024, at www.virtualshareholdermeeting.com/ICHR2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of all director nominees named in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

Continued and to be signed on reverse side